UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

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☐	Soliciting Material Pursuant to §240.14a-12
Monro, Inc.
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Notice of 2026 Annual Meeting of

Shareholders and Proxy Statement

August 11, 2026

Fairport, NY 14450

Dear Shareholders,

I am thrilled to be Monro’s President and CEO as we continue to build momentum in our business through the progress we’ve made on our initiatives. Fiscal 2026 was a year in which we stabilized our business through the delivery of positive comparable store sales for the first time in three years, the closure of 145 stores that were not going to reach our performance expectations and dramatically improved our inventory position. As many of you know, our work is centered on enhancing operations, driving profitability, and unlocking the Company’s full potential to deliver long-term value creation. Part of the work to unlock our full potential includes focusing on several key areas we identified as opportunities for performance improvement, which include: driving profitable customer acquisition and activation; improving our store-based customer experience and selling effectiveness; and increasing merchandising productivity. I’d like to use this as an opportunity to thank our more than 6,200 valued Teammates across 1,115 stores who execute these initiatives every day. Their commitment to our customers has been exceptional. We’ve also significantly strengthened our leadership team in the last year, adding key talent and promoting from within across merchandising, marketing, stores, and finance. They’ve elevated our capabilities and brought fresh perspectives to long-standing challenges. The depth of our leadership bench today is substantially stronger than it was when we began our business transformation.

Driving Profitable Customer Acquisition & Activation

Last July, we introduced a multi-channel digital marketing plan that we ramped to more than 950 of our stores over the course of fiscal 2026 through a disciplined, phased rollout to ensure appropriate returns. We have also increasingly activated our customer relationship marketing (CRM) outreach. Additionally, we have continued to optimize our centralized customer call center, which now supports all of our retail store locations. We use industry-standard and company-specific metrics to determine where we believe our marketing dollars have the most impact. Our objective is to not only continue driving new Guests to our store locations, but also to improve our ability to retain existing customers, especially those of highest value to Monro. These are repeat customers that visit us over a number of years, and they choose us because we provide both the tire and auto aftermarket services that meet their vehicle needs. We have also enhanced our ability to allocate the appropriate method of advertising, that is, digital, CRM and other media, as well as the specific content to meet specific market or customer needs. We are more knowledgeable today about how to adjust our ad spending as a result of all the information we have gathered since we first introduced digital marketing. Today, we have the capabilities to customize our marketing approach to a variety of regional needs.

Improving Our Store-Based Customer Experience & Selling Effectiveness

Our ConfiDrive digital courtesy inspection process is a tremendous tool that has become the cornerstone of our customer experience transformation. We’ve successfully expanded its usage to nearly every customer vehicle that enters our service bays, ensuring comprehensive vehicle assessments across our entire network. We have intensified our training efforts with technicians to guarantee both the completion and accuracy of these critical inspections. The ConfiDrive process enables our store managers to provide transparency about vehicle condition to our customers. Our goal is to help our Guests identify and prioritize what they need to do to keep their vehicles safe. Our ConfiDrive process is designed to build trust with our customers through a quality diagnostic supported with pictures to truly show areas that require attention. Safety, trust, and confidence on the road is what we want to deliver for our customers. This transparency isn’t just about building trust; it’s about fundamentally changing how customers perceive automotive service. When customers can understand exactly what we’re seeing through detailed visual documentation, it eliminates the skepticism that has historically plagued our industry.

In addition to ConfiDrive, we have developed a District Manager Toolkit that we have further enhanced recently. The District Manager Toolkit allows us to more precisely identify which levers to pull to generate incremental sales, improve gross margin, or adjust staffing levels. We believe this has allowed us to evolve our analysis from simply identifying sales trends to a more holistic view of how we would improve store contribution by enabling our district managers to better coach each of their store teams. These tools, coupled with our efforts to steadily increase the quality and capabilities of our field leadership teams, will allow us to drive greater accountability with sales improvement and higher store contribution over time. For example, we have recently rolled out an enhanced District Manager Toolkit to approximately 150 stores. This enhancement focuses on gross margin opportunities at underperforming stores and enables us to adjust operating performance at the local level. We are encouraged by the profit improvement we’ve seen in many of our store locations. We expect this process to improve store profitability across the network as we roll this initiative out further.

Increasing Merchandising Productivity

We have nearly completed a re-set of our tire inventory across stores, shifting to a more focused assortment and guest-aligned offering that is resonating with customers, despite challenging market conditions. This wasn’t simply a cosmetic change. We fundamentally reimagined how we present tire options to customers, making the selection process more intuitive and aligned with customer needs and budgets. The new assortment has helped us navigate an ongoing shift to lower-cost tier 4 and opening price point tires, a trend that continues to pressure our overall industry.

We have also turned our focus to improving assortments and offerings across our parts categories applying a strategic category management framework to develop consumer-centric product and service offerings. This isn’t just about having products on shelves; it’s about ensuring we have the right products available when customers need them, backed up by strong in-stock and on-demand inventory availability.

A key driver of our assortment progress has been our intensified work with vendor partners. We strengthened strategic relationships with our core suppliers, while simultaneously working with our supplier base to improve availability to ensure our stores remain consistently stocked. We’re investing in new demand and inventory planning capabilities, which are enabling us to manage supply more precisely at the same time as we expand in-store and same-day availability. This balance requires sophisticated forecasting and rapid response capabilities that we’re still building out.

As it relates to potential pricing adjustments, we continue to work closely with suppliers to understand and manage costs in what has become an exceptionally dynamic environment. As in the past, we expect to deliver competitive prices for the services we offer also taking into account market conditions. We’re particularly focused on expanding our share in tires and oil, two of our key traffic driving categories. Pricing will continue to be a critical lever as we work to maintain the right balance between customer value and margin performance.

Closed Store Real Estate Dispositions

During the first quarter of fiscal 2026, we successfully completed the closing of 145 underperforming stores, which included repositioning our inventory. We have exited a total of 72 leases and sold 26 locations, which resulted in cumulative proceeds of approximately $25 million. This leaves us with a remaining balance of 47 stores that have the potential to be monetized during the next several quarters.

Progress in Advancing our Environmental, Social and Governance (ESG) Priorities

Over the past year, we made additional progress in the journey of advancing our ESG initiatives and recently published our sixth annual ESG report on the ESG section of our corporate website. Among our accomplishments, we continue to put our people first through continued investments in Teammate training and development, improved our people’s well-being through enhancements to work-life balance and our Teammate Assistance Fund, and made further strides in reducing our environmental impact. As our business grows, so does our commitment to further incorporating ESG practices into our strategy and operations, which is fundamental to our ability to create sustainable value for our stakeholders. We continue to make progress on our two ESG goals relating to employee safety and energy efficiency. These goals are tangible examples of how ESG factors are embedded in our everyday business decisions.

Looking Ahead

I’m pleased with the progress Monro has made in fiscal 2026, and I’m optimistic about the opportunities in front of us. In the coming fiscal year, we expect to continue to strengthen and capitalize on our national retail network and leverage our economies of scale, allowing us to better serve our Guests and provide meaningful careers for our Teammates. At the same time, we remain committed to maintaining a strong balance sheet, generating cash flow, and driving profitability to enhance long-term shareholder returns. We are grateful for the ongoing dedication of our Teammates and the trust of our stakeholders as we continue to strengthen our business.

On behalf of the Board of Directors and the Senior Leadership Team, I would like to thank you for your continued support of Monro. I look forward to speaking with you at our annual meeting on August 11, 2026.

Sincerely,

Peter D. Fitzsimmons

President and Chief Executive Officer

Cautionary Note Regarding Forward-Looking Statements

The statements contained in this proxy statement that are not historical facts may contain statements of future expectations and other forward-looking statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by such words and phrases as “aim,” “believe,” “continue,” “design,” “expect,” “focus,” “goal,” “intend,” “may,” “objective,” “opportunity,” “plan,” “potential,” “should,” “strategy,” “will,” “would” and other similar words or phrases. Forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed.

These factors include, but are not necessarily limited to uncertainty related to the financial and operational impact of the operational improvement plan, the pendency or results of the review of strategic alternatives, product demand, advances in automotive technologies including adoption of electric vehicle technology, our dependence on third parties for certain inventory, dependence on and competition within the primary markets in which the Company’s stores are located, the effect of general business or economic and geopolitical conditions on the Company’s business, including consumer spending levels, inflation, and unemployment, seasonality, our ability to generate sufficient cash flows from operations and service our debt obligations and comply with the terms of our credit agreement, changes in the U.S. trade environment, including the impact of tariffs on products imported from China and other countries, the impact of competitive services and pricing, product development, parts supply restraints or difficulties, the impact of weather trends and natural disasters, industry regulation, risks relating to leverage and debt service (including sensitivity to fluctuations in interest rates), continued availability of capital resources and financing, risks relating to protection of customer and employee personal data, risks relating to litigation, risks relating to integration of acquired businesses and other factors set forth elsewhere herein and in the Company’s Securities and Exchange Commission filings, including the Company’s annual report on Form 10-K for the fiscal year ended March 28, 2026. Except as required by law, the Company does not undertake and specifically disclaims any obligation to update any forward-looking statement to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date:	Tuesday, August 11, 2026

Time:	10:00 a.m. (Eastern Daylight Time)

Location:	Virtual meeting to be held via the Internet at www.virtualshareholdermeeting.com/MNRO2026

Record Date:	June 22, 2026

Items of Business

1.	Elect eight directors to the Board of Directors to serve until their successors are duly elected and qualified at the 2027 annual meeting of shareholders;

2.	Approve, on a non-binding, advisory basis, the compensation paid to the Company’s named executive officers;
3.	Ratify the re-appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending March 27, 2027;

4.	Consider such other business as may properly be brought before the meeting or any adjournment or postponement thereof.

The Board of Directors recommends that you vote “FOR” each of the director nominees included in Proposal No. 1 and “FOR” Proposals No. 2 and 3.

How to Vote

Using the control number that appears on the Notice of Internet Availability (the “Notice”), you may vote your shares:

By Telephone: You may vote by calling 1-800-690-6903	By Internet: Prior to the Annual Meeting, you may vote at Proxyvote.com	By Mail: Mark, sign and date your proxy card and return it in the postage- paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717	During the Meeting: Go to www.virtualshareholdermeeting.com/ MNRO2026

Important Notice Regarding the Availability of Proxy Materials for the Annual Shareholders’ Meeting to be Held on August 11, 2026: We are following the Securities and Exchange Commission’s “e-proxy” rules that allow public companies to furnish proxy materials to shareholders over the Internet. Instead of a physical copy, you have received a Notice of Internet Availability of Proxy Materials, which provides instructions on how to view our proxy materials for the Annual Meeting over the Internet, how to vote, and how to request a printed copy of the proxy materials.

PROXY STATEMENT SUMMARY

Below are the highlights of the important information you will find in this Proxy Statement. As this is only a summary, we request that you please review the full Proxy Statement before casting your vote.

General Meeting Information

2026 Annual Meeting Date and Time	Tuesday, August 11, 2026 10:00 a.m. (Eastern Daylight Time)

Record Date	June 22, 2026

Voting	Shareholders of record as of the record date are entitled to vote personally or by proxy at the Annual Meeting. Each share of common stock is entitled to one vote on each matter to be voted on at the Annual Meeting.

Voting Matters and Board of Directors’ Recommendations
Proposal	Voting Options	Vote Required for Approval	Board of Directors’ Recommendation

1. Election of Directors	“FOR” all nominees or “WITHHOLD” your vote for all or any of the nominees	Each nominee for director must receive a majority of the votes cast	FOR EACH NOMINEE

2. Advisory Vote to Approve Executive Compensation	“FOR,” “AGAINST” or “ABSTAIN” from voting	Majority of votes cast must vote in favor of this proposal	FOR

3. Ratification of Appointment of Independent Registered Public Accounting Firm	“FOR,” “AGAINST” or “ABSTAIN” from voting	Majority of votes cast must vote in favor of this proposal	FOR

Governance Highlights

We are committed to applying sound corporate governance principles. We believe these governance practices are in the best interests of our shareholders and strengthen accountability within our organization. Unless otherwise indicated, information below is presented as of March 28, 2026.

Annual Elections	Yes	Stock Ownership Guidelines for Directors and Executives	Yes

Declassified Board	Yes	Anti-Hedging and Pledging Policy	Yes

Independent Board Chair	Yes	Code of Ethics covering all Employees	Yes

Board Independence	89%	Board Member Recruiting Guidelines	Yes

Audit, Compensation and Nominating Committee Independence	100%	Regular Executive Sessions of the Independent Board Members	Yes

Number of Financial Experts	Two	Anonymous Reporting	Yes

Comprehensive Annual Board and Committee Evaluations	Yes	Executive Compensation Clawback Policy	Yes

Director Overboarding	No	Strategy and Risk Oversight by Board and Committees	Yes

Three New Independent Directors since 2020	Yes	ESG Reporting	Yes

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Our commitment to sound corporate governance practices has been illustrated through a number of actions taken this past year, including:

•	On June 18, 2026, the 19,664 shares of Class C Preferred Stock converted into 1,204,908 shares of common stock, eliminating the Company’s dual class structure;

•	Annual elections of all directors began in 2025;

•	Compensation Committee retained Exequity, LLP as its independent compensation advisor;

•	Issued sixth annual ESG Report for our fiscal year ended March 28, 2026 (“Fiscal 2026”);

•	Engaged Optera Climate, a leading corporate sustainability consulting firm and software provider, to inventory and assess our greenhouse gas emissions; and

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Continued strong Board oversight of Environmental, Social and Governance (“ESG”) matters, through standing ESG reports by management at every regularly scheduled Nominating & Corporate Governance Committee meeting, followed by Committee reports to the full Board and periodic educational presentations by third parties.

On November 9, 2025, the Board approved a limited duration shareholder rights plan, which is designed to reduce the likelihood that any entity, person or group would gain control of Monro through the open market or other accumulation of our shares without appropriately compensating all shareholders for control. For more information, see “Corporate Governance Practices and Policies – Short-Term Shareholder Rights Plan.”

Director Nominees

You are being asked to vote to elect the following eight director nominees to our Board of Directors. Detailed information about each of these nominees begins on page 7 of the Proxy Statement.

Name	Age	Director Since	Independent	Occupation

Peter D. Fitzsimmons	69	2025	No	President and Chief Executive Officer, Monro, Inc. (Nasdaq: MNRO)

Lindsay N. Hyde	44	2017	Yes	Entrepreneur in Residence, Moderne Ventures, Senior Lecturer in Residence, Entrepreneurial Management at Harvard Business School

Leah C. Johnson	63	2020	Yes	Executive Vice President, Chief Communications, Marketing & Advocacy Officer of Lincoln Center for the Performing Arts

Stephen C. McCluski	74	2013	Yes	Former Senior Vice President and Chief Financial Officer of Bausch & Lomb Incorporated (Retired)

Robert E. Mellor	82	2010	Yes	Chairman of the Board of Monro, Inc. (Nasdaq: MNRO) (Retired)

Thomas B. Okray	63	2024	Yes	Director of Flowserve Corporation (NYSE: FL) and former Chief Financial Officer of Nikola Corporation (Retired)

Peter J. Solomon	87	1984	Yes	Founding Chairman of Solomon Partners, LP (Retired)

Hope B. Woodhouse	70	2023	Yes	Director of Granite Point Mortgage Trust Inc. (NYSE: GMPT), Two Harbors Investment Corp. (NYSE: TWO) and Acadia Realty Trust (NYSE: AKR) (Retired)

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Board of Directors Overview

Our Board of Directors is currently composed of nine directors, eight of whom are independent. The charts below highlight the Board’s composition and experience as of March 28, 2026:

Director Independence	Tenure on the Board of Directors

Gender Diversity

Executive Compensation Overview

Positive Results From Advisory Votes on Executive Compensation

98% of the votes cast on the say on pay advisory vote at the 2025 annual meeting were cast in favor of the Company’s executive compensation program. Monro’s say on pay votes have averaged over 97% support for the last 5 years. We believe these strong results indicate that our shareholders are generally supportive of our compensation program.

What We Do	What We Don’t Do

✓ Emphasize pay for performance, with a majority of compensation “at risk”	X No short sales by directors, officers or employees

✓ Reasonable post-employment and change in control provisions	X No hedging or pledging of company stock

✓ Provide meaningful stock ownership guidelines	X No repricing of underwater options without shareholder approval

✓ Engage an independent compensation advisor	X No change in control tax gross-ups

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What We Do	What We Don’t Do

✓ Maintain a clawback policy compliant with, and exceeding, SEC rules and NASDAQ listing standards in the event of financial restatement and also covers certain detrimental conduct	X No single trigger cash severance based solely upon a change-in-control of the Company

✓ Conduct an annual shareholder “say on pay” vote

✓ Evaluate annual share utilization

✓ Conduct an annual compensation risk assessment to ensure our compensation programs discourage excessive risk taking

✓ Provide limited perquisites

✓ Conduct an annual risk assessment

✓ Limited use of employment agreements, with only the CEO and CFO

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GENERAL INFORMATION ABOUT THE MEETING AND VOTING

The Monro, Inc. Board of Directors (the “Board” or the “Board of Directors”) is using this Proxy Statement to solicit proxies from the holders of its common stock for use at the Monro, Inc. 2026 annual meeting of shareholders and any adjournment or postponement thereof (the “Annual Meeting” or the “meeting”). The Notice of Internet Availability of Proxy Materials (the “Notice”), which provides instructions on how to view our proxy materials for the Annual Meeting over the Internet, how to vote and how to request a printed copy of the proxy materials, are first being mailed to our shareholders on or about July 2, 2026. In this Proxy Statement, we may also refer to Monro, Inc. and its subsidiaries as “Monro,” the “Company,” “we,” “our” or “us.”

Meeting Time and Applicable Dates

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Monro, Inc., a New York corporation, of the proxy to be voted at the Annual Meeting to be held on Tuesday, August 11, 2026, at 10:00 A.M. (Eastern Daylight Time), and at any adjournment or postponement thereof. The close of business on Monday, June 22, 2026 has been fixed as the record date for the determination of the shareholders entitled to notice of and to vote at the meeting.

Attending the Annual Meeting

Monro will host the Annual Meeting solely by means of electronic communication via a virtual meeting at www.virtualshareholdermeeting.com/MNRO2026, commencing at 10:00 A.M. (Eastern Daylight Time) on August 11, 2026. There will not be an option for shareholders to attend the Annual Meeting in person. A summary overview of the information you need to attend the Annual Meeting over the Internet is provided below:

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All shareholders can attend the Annual Meeting over the Internet at the website provided above;

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Only shareholders as of the record date of June 22, 2026 may vote or submit questions electronically while attending the Annual Meeting (by using the control number provided in your Notice);

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Instructions on how to attend the Annual Meeting are posted at the website provided above; and

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A replay of the Annual Meeting will be available over the Internet for approximately 12 months following the date of the Annual Meeting at the website provided above.

Matters to be Voted Upon at the Annual Meeting

At the Annual Meeting, holders of record of our common stock as of June 22, 2026 will consider and vote upon the following proposals:

1.  To elect eight directors to the Board of Directors to serve until their successors are duly elected and qualified at the 2027 annual meeting of shareholders;

2.  To approve, on a non-binding, advisory basis, the compensation paid to the Company’s Named Executive Officers;

3.  To ratify the re-appointment of PricewaterhouseCoopers LLP (“PWC”) as the independent registered public accounting firm of the Company for the fiscal year ending March 27, 2027; and

4.  To consider such other business as may properly be brought before the meeting or any adjournment or postponement thereof.

As of the date of this Proxy Statement, these are the only matters that the Board of Directors intends to present at the Annual Meeting. The Board does not know of any other business to be presented at the Annual Meeting. The Board of Directors recommends that you vote “FOR” each of the director nominees in Proposal No. 1 and “FOR” Proposal Nos. 2 and 3.

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Participating in the Annual Meeting

Shareholders may ask a question pertaining to the business of the meeting using the web portal during the Annual Meeting. To allow us to answer questions from as many shareholders as possible, we will limit each shareholder to one question. If we are unable to answer every question during the Annual Meeting, we will do our best to provide a response to any unanswered questions directly to the shareholder who posed the question.

If a shareholder or guest experiences technical or logistical issues with accessing the virtual web portal, they will be provided with a technical support telephone number on the login page of our Virtual Shareholder Meeting site.

Voting Rights of Holders of Common Stock

Shareholders of record as of the record date are entitled to vote personally or by proxy at the Annual Meeting. On the record date, there were 31,246,875 shares of our common stock, par value $0.01 per share (“common stock”) outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter to be voted on at the Annual Meeting. Our shareholders do not have cumulative voting rights.

In previous years, the voting rights of common shareholders were subject to the voting rights of the holders of the shares of our Class C Preferred Stock, which had an effective veto over all matters put to a vote of our common shareholders because at least 60% of the shares of Class C Preferred Stock were required to vote as a separate class or unanimously consent to effect or validate any action taken by our common shareholders. As of June 18, 2026, the 19,664 shares of Class C Preferred Stock converted into 1,204,908 shares of common stock.

Voting Instructions for Record Holders

If your shares are registered directly in your name with our transfer agent, then you are a shareholder of record with respect to those shares and you may vote by:

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calling 1-800-690-6903;

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visiting proxyvote.com before the meeting and inputting the control number shown on your Notice and proxy card;

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completing and returning your proxy card by mail; or

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attending the Annual Meeting via the Internet at www.virtualshareholdermeeting.com/MNRO2026 and using the electronic voting options.

Whether or not you plan to attend the Annual Meeting, you should vote as soon as possible. If you plan to vote before the Annual Meeting, your vote must be received by 11:59 p.m. Eastern Daylight Time on August 10, 2026.

Voting Instructions for Beneficial Owners

If your shares are held in a brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in “street name” and you must instruct the broker, bank or other nominee to vote on your behalf. Please refer to the voting instructions provided by your broker, bank or other nominee for information on how to direct the voting of your shares.

Broker Non-Votes

Broker non-votes occur when beneficial owners do not give voting instructions to their brokers and the brokers lack the discretionary authority to vote on the proposal. If you are a beneficial owner and do not give instructions to your broker, the broker will determine if it has the discretionary authority to vote on the particular matter.

Under the rules of the New York Stock Exchange, which are also applicable to companies listed on the Nasdaq Stock Market (“Nasdaq”), the determination of whether a proposal is “routine” or “non-routine” will be made by the NYSE based on NYSE rules that regulate member brokerage firms. If a proposal is deemed “routine” and you do not give instructions to your broker or nominee, they may, but are not required to, vote your shares with respect to the proposal. If the proposal is deemed “non-routine” and you do not give instructions to your broker or nominee, they may not vote your shares with respect to the proposal and the shares will be treated as broker non-votes.

Broker non-votes, if any, will be counted for purposes of calculating whether a quorum is present at the meeting, but will not be counted for purposes of determining the number of votes cast with respect to Proposals 1 and 2.

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Abstentions

You may abstain from voting on any proposal at the Annual Meeting. Abstentions will be counted for purposes of calculating whether a quorum is present at the meeting but will not be counted for purposes of determining the number of votes cast with respect to Proposals 1, 2 and 3.

Quorum

A quorum must be present in person or by proxy to hold the Annual Meeting and will exist if a majority of the issued and outstanding shares of our common stock entitled to vote at the Annual Meeting are present in person or by proxy at the Annual Meeting.

We will include abstentions and broker non-votes to determine whether a quorum is present at the Annual Meeting. John A. Heisman and Michael L. Boehme, our inspectors of election for the meeting, will determine whether a quorum is present and will tabulate votes cast by proxy or in person. If we do not have a quorum at the Annual Meeting, we expect to adjourn the meeting until we obtain a quorum.

Vote Required to Elect Directors

You may either vote for or withhold authority to vote for all or any of the nominees named in this Proxy Statement.

To be elected, each nominee for director must receive a majority of the votes cast on the proposal.

Votes that are withheld from any nominee count as a vote cast against that nominee. Abstentions and broker non-votes, if any, are not deemed to be votes cast and will therefore not affect this proposal.

Vote Required to Approve Compensation of Named Executive Officers

You may cast your vote in favor of, against, or abstain from voting to approve, on a non-binding, advisory basis, the compensation paid to our named executive officers.

To be approved, a majority of the votes cast on the proposal must vote in favor of this proposal.

Abstentions and broker non-votes, if any, are not deemed to be votes cast and will therefore not affect this proposal.

Vote Required to Ratify Appointment of PWC

You may cast your vote in favor of, against, or abstain from voting to ratify the re-appointment of PWC as our independent registered public accounting firm for the year ending March 27, 2027.

To be approved, a majority of the votes cast on the proposal must vote in favor of this proposal.

Abstentions are not deemed to be votes cast and will therefore not affect this proposal. There will be no broker non-votes on this proposal because brokers have discretion to vote shares held in street name on this proposal without specific instructions from the beneficial owner of those shares.

Revoking a Proxy

A shareholder who has given a proxy may revoke it at any time prior to its exercise by:

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executing and delivering a later-dated proxy;

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submitting a new vote by telephone or via the Internet prior to the Annual Meeting;

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providing written notice of the revocation to the Secretary of the Company at the address below; or

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attending the virtual Annual Meeting and voting electronically during the meeting.

Please note that attending the Annual Meeting alone is not enough to revoke a proxy.

If you have instructed a broker, bank or other nominee to vote your shares, you may submit a new, later-dated voting instructions or contact your bank, broker or other nominee.

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Proxy Instructions

All shares of common stock represented by properly executed proxies returned and not revoked will be voted in accordance with instructions you give in the proxy.

If you return a signed proxy but do not indicate voting instructions, your proxy will be voted as recommended by the Board of Directors, or “FOR” the following proposals:

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the election of the director nominees named in the Proxy Statement;

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approving the compensation paid to the Company’s named executive officers;

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ratifying the appointment of PWC as our independent registered public accounting firm for the fiscal year ending March 27, 2027; and

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in the proxy holder’s best judgment as to any other matters properly brought before the Annual Meeting or any adjournment or postponement thereof.

Participants in the Proxy Solicitation

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Monro in connection with the Annual Meeting. The Company will bear the cost of soliciting proxies. In addition, our directors, officers and employees may solicit proxies by telephone or otherwise. We have engaged Innisfree M&A Incorporated to solicit proxies in connection with our Annual Meeting for a fee of $50,000 plus certain expenses.

We will reimburse brokers, banks or other nominees for their expenses in forwarding proxies and proxy materials to the beneficial owners of shares held in street name.

Results of the Annual Meeting

We will report the voting results in a filing with the SEC on a Current Report on Form 8-K within four business days following the conclusion of the Annual Meeting.

If the official results are not available at that time, we will provide preliminary voting results and will provide the final results in an amendment to the Form 8-K as soon as practicable after they become available.

Availability of Proxy Materials

We are following the SEC’s “e-proxy” rules that allow public companies to furnish proxy materials to shareholders via the Internet. The “e-proxy” rules allow us to send you a Notice of Internet Availability of Proxy Materials while providing online access to the documents instead of sending full, printed copies of the proxy materials. We first released the Notice to our shareholders of record on or about July 2, 2026. The Notice provides instructions on how to: (1) view our proxy materials for the Annual Meeting via the Internet; (2) vote your shares; and (3) request a printed copy of the proxy materials, free of charge.

Our proxy materials, including the Notice, this Proxy Statement, your proxy card, and our 2026 Annual Report are available, free of charge, at www.proxyvote.com. You can also request paper or e-mailed copies by calling 1-800-579-1639 or emailing sendmaterials@proxyvote.com with your control number in the subject line of the email.

Copies of this Proxy Statement and our 2026 Annual Report are also available in the Investor Information section of our website at https://corporate.monro.com/investors/financials/annual-reports/default.aspx. Information available on our website is not a part of, and is not incorporated into, this Proxy Statement. You may also request these materials by calling 1-800-876-6676 or emailing ir@monro.com.

In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the environmental impact of the printed materials.

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Multiple Copies of Proxy Materials

You may receive more than one Notice and multiple proxy cards or voting instructions. For example, if you hold your shares in more than one brokerage account, you may receive separate voting instructions for each brokerage account in which you hold shares. If you are a shareholder of record and your shares are registered in more than one name, you will receive more than one Notice or proxy card. To ensure that all of your shares are voted, please vote using each Notice, proxy card, or set of voting instructions that you receive.

For more information, see the section entitled, “Notice Regarding Delivery of Shareholder Documents” below.

Contact for Questions

If you have any questions or need assistance in voting your shares, please contact us at the address and phone number below.

Secretary

Monro, Inc.

295 Woodcliff Drive

Suite 202

Fairport, New York 14450

(800) 876-6676

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PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Our Board of Directors currently consists of nine directors. The directors are elected annually. If elected, our nominees will serve until the 2027 annual meeting of shareholders and until their respective successors have been duly elected and qualified. The Nominating and Corporate Responsibility Committee has assessed and recommended each nominee for election to our Board of Directors.

Set forth below for each nominee for election as a director is a brief statement about the nominee’s age, principal occupation and business experience, including any directorships with any other public companies, describing the specific individual qualities and skills of each nominee that contribute to the overall effectiveness of the Board of Directors and its committees. Each nominee has consented to being named as a nominee and to serve as a director if elected. Although we do not anticipate that any of the nominees named will be unable to serve if elected, the votes will be cast for a substitute nominee selected by the Board of Directors unless the number of directors to be elected has been reduced to the number of nominees willing and able to serve on our Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF THESE EIGHT NOMINEES:

Name	Age	Director Since	Independent	Occupation

Peter D. Fitzsimmons	69	2025	No	President and Chief Executive Officer of Monro, Inc. (Nasdaq: MNRO)

Lindsay N. Hyde	44	2017	Yes

Entrepreneur in Residence, Moderne Ventures, a venture capital fund focused on technology companies innovating within real estate, mortgage, finance, insurance, hospitality and home services, as well as a Senior Lecturer in Residence, Entrepreneurial Management at Harvard Business School.

Leah C. Johnson	63	2020	Yes	Executive Vice President, Chief Communications, Marketing & Advocacy Officer of Lincoln Center for the Performing Arts, an internationally renowned performing arts institution.

Stephen C. McCluski	74	2013	Yes	Former Senior Vice President and Chief Financial Officer of Bausch & Lomb Incorporated (Retired)

Robert E. Mellor	82	2010	Yes	Chairman of the Board of Monro, Inc. (Nasdaq: MNRO) (Retired)

Thomas B. Okray	63	2024	Yes	Former Chief Financial Officer of Nikola Corporation (Retired)

Peter J. Solomon	87	1984	Yes	Founding Chairman of Solomon Partners, LP (Retired)

Hope B. Woodhouse	70	2023	Yes	Director of Granite Point Mortgage Trust Inc. (NYSE: GPMT), Two Harbors Investment Corp. (NYSE: TWO) and Acadia Realty Trust (NYSE: AKR) (Retired)

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Nominee Information

Set forth below is a summary of the biographical information for each of the director nominees:

Peter D. Fitzsimmons Age: 69 Director since: 2025 Committees: Executive

Principal Occupation:

President and Chief Executive Officer of Monro, Inc.

Business Experience:

•

Former partner and managing director of AlixPartners, LLP

•

Former partner Tower Three Partners

Current and Former Directorships:

•

Former partner and managing director of AlixPartners, LLP

Skills and Expertise:

•

Knowledge and extensive experience in operational improvement, risk management, finance, strategic development and execution

•

Leadership skills shown throughout business career

Lindsay N. Hyde Age: 44 Director since: 2017 Committees: Audit Nominating and Corporate Responsibility

Principal Occupation:

Entrepreneur in Residence, Moderne Ventures, a venture capital fund focused on technology companies innovating within real estate, mortgage, finance, insurance, hospitality and home services, as well as a Senior Lecturer in Residence, Entrepreneurial Management at Harvard Business School.

Business Experience:

•

Founder and former chief executive officer of Baroo, a provider of pet-related amenities in multifamily communities in large urban markets across the U.S.

•

Founder and former executive director of Strong Women, Strong Girls, a nationally recognized mentoring organization

•

Former global shaper with World Economic Forum

Current and Former Directorships:

•

Former elected director of the Harvard Alumni Association

•

Former director of Coca-Cola Scholars Alumni Foundation

Skills and Expertise:

•

Experience in service delivery, marketing, strategic development and execution

•

Knowledge in risk management and human resources

•

Entrepreneurial leadership and approach

•

Community engagement and culture

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Leah C. Johnson Age: 63 Director since: 2020 Committees: Compensation

Principal Occupation:

Executive Vice President, Chief Communications, Marketing & Advocacy Officer of Lincoln Center for the Performing Arts, an internationally renowned performing arts institution

Business Experience:

•

Founder and former chief executive officer of LCJ Solutions, LLC, a strategic communications consulting firm

•

Former senior vice president, Global Corporate Affairs at Citigroup, Inc.

•

Former vice president of corporate communications at S&P Global Ratings (previously, Standard & Poor’s)

Current and Former Directorships:

•

Former director of Pluralsight, Inc.

•

Current trustee of The Trust for Cultural Resources of the City of New York

•

Current trustee and member of the Executive Committee of the Museum of the City of New York

•

Current vice chair of the Board of Trustees at New York Public Radio

•

Current trustee of New York City Tourism + Conventions

Skills and Expertise:

•

Knowledge and operational experience in corporate strategy and communications, public affairs, marketing, change management, and diversity and inclusion

•

Entrepreneurial leadership and approach

•

Community engagement and culture

Stephen C. McCluski Age: 74 Director since: 2013 Committees: Audit (Chair) Compensation Executive Nominating and Corporate Responsibility

Principal Occupation:

Former senior vice president and chief financial officer of Bausch & Lomb Incorporated (Retired)

Business Experience:

•

Former senior vice president and chief financial officer of Bausch & Lomb Incorporated

•

Former vice president and controller of Bausch & Lomb Incorporated

Current and Former Directorships:

•

Former chairman of the Board of Directors and member of the audit committee of ImmunoGen, Inc. (Nasdaq: IMGN)

•

Former director of Standard Microsytems Corporation

Skills and Expertise: • Knowledge in finance, risk management, mergers and acquisitions, strategic planning, and financial reporting, accounting and controls

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Robert E. Mellor Age: 82 Director since: 2010 Committees: Nominating and Corporate Responsibility (Chair) Compensation Executive

Principal Occupation:

Chairman of the Board of Directors

Business Experience:

•

Interim chief executive officer of Monro, Inc. from August 2020 to April 2021

•

Former director of Ryland Group, Inc.

•

Former lead independent director of Board of Monro, Inc.

•

Former chairman of the Board of Directors and chief executive officer of Building Materials Holding Corporation (“BMHC”), provider of the distribution, manufacturing and sale of building materials and component products

Current and Former Directorships:

•

Director (and Former Non-Executive Chairman of the Board of Directors) of Coeur Mining, Inc. (NYSE: CDE)

•

Former director of CalAtlantic Group, Inc.

•

Former chairman of the Board of Directors of BMHC Stock Holdings, Inc.

Skills and Expertise:

•

Knowledge in legal and regulatory matters, mergers and acquisitions, risk management, real estate, strategic development and execution, accounting and finance

•

Experience in corporate governance best practices of other major corporations

Thomas B. Okray Age: 63 Director since: 2024 Committees: Executive

Principal Occupation:

Former chief financial officer of Nikola Corporation* (Retired).

Business Experience:

•

Former chief financial officer of Eaton (NYSE: ETN)

•

Former senior vice president and chief financial officer of W.W. Grainger, Inc. (NYSE: GWW)

•

Former executive vice president and chief financial officer of Advance Auto Parts, Inc. (NYSE: AAP)

Current and Former Directorships:

•

Current director of Flowserve Corporation (NYSE: FLS)

•

Current board member of The Cleveland Orchestra

•

Current board member of The City Mission

Skills and Expertise:

•

Knowledge in legal and regulatory matters, mergers and acquisitions, risk management, real estate, strategic development and execution, accounting and finance

•

Experience in corporate governance best practices of other major corporations

*	Nikola Corporation filed a petition under Chapter 11 of the federal bankruptcy laws on February 19, 2025.

9

Peter J. Solomon Age: 87 Director since: 1984 Committees: Executive

Principal Occupation:

Founding Chairman of Solomon Partners, LP, an investment banking firm, and independently operated affiliate of Natixis, part of Groupe BPCE, the second largest banking group in France (Retired)

Business Experience:

•

Founder and chairman of Solomon Partners, LP, an investment banking firm

Current and Former Directorships:

•

Former member of Boards of Director of Associate Dry Goods Corporation, Culbro Corporation, Edison Brothers Stores, Inc., Esquire, Inc., Handyman Corporation, Lawfin International Limited, LIN Broadcasting Corporation (now known as LIN Media, LLC (NYSE: LIN)), Office Depot, Inc. (Nasdaq: ODP), Phillips-Van Heusen Corporation (now known as PVH Corp. (NYSE: PVH)), The Miller-Wohl Company and The Stop & Shop Supermarket Company.

Skills and Expertise:

•

Knowledge in banking and financial services, capital markets, government regulations, mergers and acquisitions, strategic development and execution and risk management

•

Leadership skills shown throughout business career and government service

•

Experience in corporate governance best practices of other major corporations

Hope B. Woodhouse Age: 70 Director since: 2023 Committees: Audit Compensation

Principal Occupation:

Former chief operating officer of Bridgewater Associates, Inc. (Retired)

Business Experience:

•

Former chief operating officer of Bridgewater Associates, Inc.

•

Former president and chief operating officer of Auspex Group, L.P.

•

Former chief operating officer of Soros Fund Management LLC

Current and Former Directorships:

•

Director of Granite Point Mortgage Trust Inc. (NYSE: GPMT)

•

Director of Two Harbors Investment Corp. (NYSE: TWO)

•

Director of Acadia Realty Trust (NYSE: AKR)

•

Former member of Boards of Director of Atomyze LLC, Piper Jaffray Companies (NYSE: PJC), Soros Funds Limited, and Seoul Securities Corporation Ltd.

Skills and Expertise:

•

Knowledge in risk management, executive compensation, strategic planning, auditing, financial reporting, accounting and finance

•

Significant experience in corporate governance and executive compensation best practices of other public corporations

The Board of Directors recommends that you vote “FOR” each of the director nominees listed above.

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CORPORATE GOVERNANCE PRACTICES AND POLICIES
Short-Term Shareholder Rights Plan
On November 9, 2025, the Board approved a limited duration shareholder rights plan (the “Rights Plan”). The Rights Plan was approved in response to the rapid accumulation of a significant beneficial ownership of the Company totaling nearly 17% by Icahn Enterprises L.P. and economic ownership of an additional 16.5% through cash-settled swap agreements, resulting in Icahn Enterprises L.P. having a total economic exposure of approximately 33.4% in the Company’s outstanding shares. Beginning on October 29, 2025, the date of our second quarter earnings call, this investor began rapidly accumulating our shares during a nearly 20% drop in our market capitalization, when our share price was not in line with our peers or the broader stock market. The Board evaluated the circumstances with the assistance of its independent advisors and determined that the rapid accumulation of a large ownership position presented a risk of effective control being obtained without providing the Board an opportunity to evaluate alternative transactions or provide all shareholders with an opportunity to receive an appropriate control premium. The Rights Plan is intended to ensure that all shareholders are treated fairly and equitably in connection with any potential change in control and to provide the Board with sufficient time to evaluate any such developments, engage with shareholders, and consider strategic alternatives. The Rights Plan is designed to reduce the likelihood that any entity, person or group would gain control of Monro through the open market or other accumulation of our shares without appropriately compensating all shareholders for control. The Board did not adopt the Rights Plan in response to any specific takeover proposal. The Rights Plan is not designed to deter offers that the Board determines are in the best interests of shareholders.
The Rights Plan is not intended to prevent or interfere with any attempt to purchase the entire company. It is also not intended to prevent or interfere with any action with respect to Monro that the Board determines to be in our shareholders’ best interests. Instead, the Rights Plan positions the Board to fulfill its fiduciary duties on behalf of all shareholders by ensuring that the Board has sufficient time to make informed judgments about any attempts to control or significantly influence Monro. The Rights Plan will encourage anyone seeking to gain a significant interest in Monro to negotiate directly with the Board prior to attempting to control or significantly influence the Company.
The Rights Plan contains elements similar to those adopted by other publicly traded companies. The rights issued under the Rights Plan generally would become exercisable only if an entity, person or group acquires beneficial ownership of 17.5% or more of our outstanding shares. The Rights Plan is short-term, with a duration of less than one year, expiring on November 6, 2026. The Rights Plan does not include a deadhand or slowhand provision that would restrict the Board’s ability to redeem the plan and fulfill its fiduciary duties to its shareholders. Indeed, the Rights Plan is redeemable by the Board at any time prior to being triggered and does not prevent the Board from considering, negotiating, or approving any bona fide acquisition proposal that the Board determines to be in the best interests of shareholders.
Environmental, Social and Governance (ESG)
Monro’s ESG efforts are one of many important lens through which we evaluate factors that could impact our business over the
long term.
We have published our sixth annual ESG Report which can be found on the ESG page of our website
(https://corporate.monro.com/esg/default.aspx).
The report includes a mapping to certain metrics of the Sustainability Accounting Standards Board’s (SASB) Multiline & Specialty Retailers and Auto Parts industries, and for the first time, a mapping to the Task
Force
on Climate-related Financial Disclosures (TCFD) as we took steps to prepare for potential state regulation.
Fiscal 2026 Highlights
Teammates.
The safety and productivity of our Teammates is a top priority.
Through the Company’s Monro University online learning management system, in Fiscal 2026, employees logged over 140,000 hours of professional development and technical training. We also increased the completion rate of new hire training within the first 30 days to 89% from 86% in the prior year, due in part to changes we made to the delivery format of our training modules.
In addition, we remain committed to investing in our Technicians early in their careers and are strengthening our recruitment and development processes. As a result, we have added and promoted talent in nearly every critical area,

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with Technician turnover at its lowest level since Fiscal Year 2021. Additionally, we have expanded our benefit offerings and have made them even more transparent to our Teammates.
We’ve set a
5-year
safety goal of a 30% reduction in workers’ compensation frequency claim rate, using a base year of Fiscal 2023. During the year we implemented focused safety training, improved reporting processes, and increased metrics tracked.
Customers.
Delivering excellent service to our Guests is a key focus and driver of our business. We have increased the use of our ConfiDrive digital courtesy inspection tool which provides consistent and accurate vehicle diagnostic assessments, and have improved inquiry response times.
Environment.
State regulatory developments have prompted us to prepare for climate-related disclosures, including measuring our Scope 1 and Scope 2 emissions for the first time. This work included an assessment of potential risks and opportunities, particularly related to extreme weather-related store closures, operational resilience and the safety of our people. During this process, we revisited important weather-related policies to support our preparedness and response.
Please refer to our sixth annual ESG report for more information.
Code of Ethics
We have a Code of Ethics that applies to all of our directors and executive officers, including our principal executive officer, principal financial officer and principal accounting officer or controller. The Code of Ethics is publicly available on our website at
https://corporate.monro.com/investors/governance/governance-documents/default.aspx
. We intend to post any amendments to or waivers from the Code of Ethics that apply to our principal executive officer, principal financial officer and principal accounting officer on our website.
Insider Trading Policy
We have an insider trading policy for all directors, officers and employees designed to promote compliance with insider trading laws, rules and regulations, and any listing standards applicable to the Company. Directors, officers and employees designated as “key employees” may only buy and sell the Company’s stock when they are not in possession of material non-public
information and during an open trading period beginning 48 hours after the public release by the Company of its quarterly or year-end
financial results and ending on the later of 30 days before the end of the next quarter or 12 business days after the public release. Directors, officers and employees designated as key employees are prohibited from purchasing or selling the Company’s stock without preclearance from the compliance officer designated in the policy. The Company may impose an “event-specific blackout period” during specified periods when significant developments or announcements are anticipated regardless of whether the Company is in an open trading period and it may do so with little or no notice.
Board Matters
Board Meetings
The Board of Directors held 6 meetings during Fiscal 2026. During the fiscal year, each director attended at least 75% of the aggregate number of all meetings of the Board of Directors and committees on which he or she served. All attended last year’s annual meeting of shareholders, and we expect all directors to attend the Annual Meeting, as is our stated policy in our Corporate Governance Guidelines.
The Board of Directors meets periodically to review management succession planning, as well as our overall executive resources. In addition, our independent directors meet regularly in executive sessions, over which our Chairman, Robert E. Mellor, presides.
Board Independence
The Board of Directors determines whether each of our directors is considered independent. For a director to be considered independent, the director must meet the bright-line independence standards under the Nasdaq listing standards. The Board of Directors must also affirmatively determine that the director has no relationship with the Company that would interfere with the director’s exercise of independent judgment in carrying out the director’s

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responsibilities. In addition to the Nasdaq listing standards, the Board of Directors will consider all relevant facts and circumstances in determining whether a director is independent. The Board of Directors also considers all commercial, industrial, banking, consulting, legal, accounting, charitable, familial or other business relationships any director may have with the Company. There are no family relationships among any of our directors and executive officers. The Board has determined that the following directors satisfy the independence requirements of Nasdaq: John L. Auerbach, Lindsay N. Hyde, Leah C. Johnson, Stephen C. McCluski, Robert E. Mellor, Thomas B. Okray, Peter J. Solomon and Hope B. Woodhouse.
Lead Independent Director
The Board of Directors does not have a policy on whether or not the roles of Chief Executive Officer and Chairman of the Board should be separate and, if they are to be separate, whether the Chairman of the Board should be a non-employee
director or an employee. The Board of Directors believes that it should be free to make a choice regarding its leadership structure from time to time in any manner that is in the best interests of the Company and its shareholders. Under the Company’s bylaws, the Board of Directors may elect a Chairperson of the Board to preside at all meetings of the shareholders and directors and to perform other duties as the Board may elect. Pursuant to our Corporate Governance Guidelines, if the Chairperson is not an independent director, the independent members of the Board of Directors will designate a lead independent director, responsible for conducting executive sessions of the independent directors. Robert E. Mellor, an independent director, currently serves as Chairman of the Board. As such, we do not have a lead independent director at this time.
Board Diversity Matrix
The table below provides certain highlights of the composition of our Board as of June 22, 2026. Each of the categories listed in the table below has the meaning as it is used in Nasdaq Rule 5605(f).

Board Diversity Matrix (As of June 22, 2026)
Total Number of Directors	9

Part I: Gender Identity	Female	Male	Non-Binary	Did not Disclose Gender

Directors	3	6	—	—

Part II: Demographic Background

African American or Black	1	—	—	—

White	2	6	—	—

LGBTQ+	1

Did not Disclose Demographic Background	—

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Committees of the Board of Directors

Each of the following Board committees’ functions under a written charter adopted by the Board, copies of which are available on the Investor Information — Corporate Governance page of our website, currently https://corporate.monro.com/investors/governance/governance-documents/default.aspx, and to any shareholder who requests them. As a matter of routine corporate governance, each committee periodically reviews its charter and practices. In Fiscal 2026, each committee determined that its charter and practices were consistent with listing standards of Nasdaq.

The current members, responsibilities and the number of meetings held in Fiscal 2026 of each of these committees are shown below:

Audit Committee Committee Members Stephen C. McCluski* (Chair) Lindsay N. Hyde Hope B. Woodhouse* Number of meetings in 2026: 7 * Audit Committee Financial Expert

Key Responsibilities

•

Monitoring, and assisting the Board in its oversight of, the integrity of our financial accounting and reporting processes;

•

Selecting, retaining, determining the compensation for, and monitoring the independence, qualification and performance of our independent registered public accounting firm;

•

Reviewing the performance of our internal auditors;

•

Monitoring our systems of internal controls regarding finance, accounting, legal and regulatory compliance and compliance with our Code of Ethics;

•

Providing an avenue of communication among the independent registered public accounting firm, management, internal auditors and the Board; and

•

Oversight of Company’s cybersecurity program, including privacy and information security.

Independence and Financial Literacy

•

The Board has determined that each member of the Audit Committee is independent as defined by Nasdaq listing standards and SEC rules applicable to Audit Committee members.

•

All members of the Audit Committee satisfy the Nasdaq’s financial literacy requirement.

•

The Board has determined that Mr. McCluski and Ms. Woodhouse are audit committee financial experts (as defined by SEC rules) and qualify as financially sophisticated under the Nasdaq rules as a result of their knowledge, abilities, education and experience.

Compensation Committee Committee Members John L. Auerbach (Chair) Leah C. Johnson Stephen C. McCluski Robert E. Mellor Hope B. Woodhouse Number of meetings in 2026: 6

Key Responsibilities

•

Reviewing and approving, together with the other independent members of the Board, the annual compensation for our CEO and non-CEO executive officers;

•

Reviewing and approving the overall compensation strategy and program structure for employees;

•

Reviewing and making recommendations to the Board with respect to the total compensation of the non-employee directors, our incentive compensation plans and equity-based plans;

•

Overseeing risk management of our compensation programs; and

•

Administering and enforcing the Company’s clawback policy.

Independence and Authority

•

The Board has determined that each member of the Compensation Committee is independent as defined by the Nasdaq listing standards and the SEC rules.

•

The Compensation Committee has the power and authority to form, and delegate authority to, subcommittees.

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Nominating and Corporate Responsibility Committee Committee Members Robert E. Mellor (Chair) Lindsay N. Hyde Stephen C. McCluski Number of meetings in 2026: 5

Key Responsibilities

•

Identifying and recommending to the Board candidates for election and to serve on the Board;

•

Board and key management succession planning;

•

Providing oversight with respect to corporate governance matters; and

•

Primary oversight of the Company’s corporate responsibility ESG programs and initiatives.

Independence

•

The Board has determined that each member of the Nominating and Corporate Responsibility Committee is independent as defined by the Nasdaq listing standards and SEC rules.

Executive Committee Committee Members Robert E. Mellor (Chair) Peter D. Fitzsimmons Stephen C. McCluski Thomas B. Okray Peter J. Solomon Number of meetings in 2026: 10

Key Responsibilities

•

Acting in place of the Board on limited matters that require action between Board meetings. However, without the approval of the full Board of Directors or the shareholders, the Executive Committee may not:

•

approve any action requiring shareholder approval;

•

fill vacancies on the Board of Directors;

•

fix compensation of directors or executive officers;

•

engage our independent registered public accounting firm; or

•

repeal, amend or adopt new bylaws.

15

Board of Directors’ Role in Risk Oversight

One of the most important functions of the Board is oversight of risks inherent in the operation of the Company’s business. Senior management is responsible for the day-to-day management of risks facing the Company. The Board implements its risk oversight function both as a whole and through delegation to Board committees. The Board is responsible for ensuring an appropriate culture of risk management exists within the Company, overseeing the Company’s aggregate risk profile and monitoring how the Company addresses specific risks. The Board receives regular reports from officers on particular risks to the Company, reviews the Company’s strategic plan, and regularly communicates with its committees. Each committee meets with key management personnel and representatives of outside advisors to oversee and manage these risks. For example, the Internal Audit Manager and the Chief Legal Officer meet with the Audit Committee to discuss financial, legal and regulatory risks. Management has designed reporting processes to provide visibility to the Board of Directors about identifying, assessing and managing critical risks to the Company and management’s risk mitigation strategies.

During Fiscal 2026, Company management, along with the Compensation Committee, considered whether any of the Company’s compensation policies and practices has the potential to create risks that are reasonably likely to have a material adverse effect on the Company. Management considered the risk profile of the Company’s business and the design and structure of its compensation policies and practices. The results of management’s review were reported to the Compensation Committee. For Fiscal 2026, management concluded, and the Compensation Committee agreed, that the risks arising from its compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Board or Committee	Primary Areas of Risk Oversight

Full Board of Directors

•

Strategic, financial and execution risks and exposures associated with the annual operating plan

•

Major litigation and regulatory exposures and other current matters that may present material risks to the Company’s operations, plans, prospects or reputation

•

Acquisitions and divestitures (including through post-closing reviews)

•

Senior management succession planning

•

Employee pension and retirement savings plans, including relative investment performance and funded status

•

Cybersecurity risks, including reviewing measures based on presentations from the Senior Vice President – Chief Information Officer (“CISO”) head of the Company’s Information Technology Department, which occur at least annually, and reports from the Audit Committee

•

Risks and exposures associated with financial position and financing activities, including cost of capital

Audit

•

Risks and exposures associated with financial matters, particularly financial reporting, tax, accounting, disclosure, internal control over financial reporting and assets, financial policies, credit and liquidity matters and related-party transactions

•

Cybersecurity matters, including reviewing measures implemented by the Company to protect data and reviewing the Company’s incident response plan, and receiving regular reports from the CISO

•

Legal, regulatory and compliance risks

Compensation	• Risks and exposures associated with performance management of officers and executive compensation programs and arrangements, including incentive plans

Nominating and Corporate Responsibility

•

Risks and exposures relating to director and key management succession planning and director independence

•

Compliance with corporate governance structure and processes, including succession planning and ESG initiatives and processes

•

Risks and exposures relating to ESG matters, including risks related to climate change, human capital management, stakeholder relations, and health, safety and the environment

16

Certain Relationships and Related Party Transactions

Review and Approval of Related Person Transactions

We review all relationships and transactions in which we and any of our directors, executive officers or their immediate family members are participants to determine whether those persons have a direct or indirect material interest in the relevant transaction. Our finance and legal staff are primarily responsible for developing and implementing processes and controls to gather information about potential related party transactions from our directors and executive officers. This includes the utilization of a robust questionnaire process for all Board members and executive officers. Then, based on the facts and circumstances, that group determines whether the Company or a related person has a direct or indirect material interest in the transaction. If our finance and legal staff determine that the Company or a related person has a direct or indirect material interest in a transaction, then the Audit Committee, or other Board committee comprised solely of independent directors, must approve or ratify the transaction.

On March 28, 2025, the Company entered into a consulting agreement with AlixPartners, LLP (“AlixPartners”) pursuant to which AlixPartners would assess the Company’s operations to develop a plan to improve the Company’s financial performance (including subsequent addenda, the “Consulting Agreement”). Entry into the Consulting Agreement constituted a related party transaction during Fiscal 2026 because on March 28, 2025, the Board of Directors appointed Peter D. Fitzsimmons as the Company’s President and CEO pursuant to an engagement letter with AP Services, LLC (“APS”), an affiliate of AlixPartners. Mr. Fitzsimmons also served as a partner and managing director of AlixPartners until December 2025. Through March 28, 2026, the Company paid $20.2 million and $2.1 million for services provided by AlixPartners and APS, respectively, under the Consulting Agreement and the APS engagement letter. On December 2, 2025, Mr. Fitzsimmons resigned from AlixPartners and entered into an employment agreement with us to serve us directly as our President and CEO. On December 23, 2025, the Company and AlixPartners entered into a master service agreement pursuant to which AlixPartners would be able to serve promptly in consulting roles as needed at its standard engagement rates to support the development and implementation of the Company’s long-term growth strategy to improve the Company’s financial performance (the “MSA”). As of June 1, 2026, the Company has paid approximately $500,000 for AlixPartners’ services performed under the MSA. For more information, refer to Note 16 of the Company’s financial statements in the Form 10-K for Fiscal 2026 as filed with the SEC.

Nominating Process

The Nominating and Corporate Responsibility Committee is responsible for identifying, screening and recommending candidates for membership on the Board of Directors pursuant to the Company’s Corporate Governance Guidelines, as approved by the Board of Directors. The Committee’s goal is to nominate candidates from a broad range of experiences and backgrounds who can contribute to the Board of Directors’ overall effectiveness in meeting its responsibilities. The selection of qualified directors is complex and crucial to our long-term success. Candidates for nomination to the Board of Directors are considered based upon various criteria, such as their broad-based business skills and experiences, a global business perspective, concern for the long-term interests of our shareholders, demonstrated commitment to the Company, and personal integrity and judgment. In addition, directors must have time available to devote to Board activities and to enhance their knowledge of Monro and the automotive service industry.

The Nominating and Corporate Responsibility Committee will consider recommendations from shareholders of potential candidates for the Board of Directors and will evaluate candidates recommended by shareholders in the same manner as it evaluates candidates recommended by Board members, senior officers or search firms. A shareholder wishing to recommend a potential candidate must submit the recommendation in writing, addressed to the Secretary, Monro, Inc., 295 Woodcliff Drive, Suite 202, Fairport, New York 14450, Attention: Nominating and Corporate Responsibility Committee, so that the Secretary receives the recommendation not less than 120 days and not more than 180 days prior to the next annual meeting of shareholders. Each recommendation must include the information required by the Certificate of Incorporation for shareholders submitting a nomination. In addition, in order to comply with the universal proxy rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice of such recommendation to our Corporate Secretary that sets forth the information required by Rule 14a-19 under the Exchange Act. You may obtain additional information and a copy of the Certificate of Incorporation by submitting a written request to the Secretary of the Company at the address above.

17

Communications with Directors

Shareholders wishing to communicate with our non-management directors may send a letter to: Secretary, Monro, Inc., 295 Woodcliff Drive, Suite 202, Fairport, New York 14450, Attention: Non-Management Directors. All correspondence sent to that address will be delivered to the appropriate directors on a quarterly basis, unless the Secretary otherwise determines that it should be delivered more promptly. The Secretary will promptly direct any concerns relating to accounting, internal controls, auditing or officer conduct to the Chair of the Audit Committee. All correspondence to non-management directors will be acknowledged by the Secretary and may also be forwarded within Monro to a subject matter expert for investigation. Alternatively, communication with non-management directors may occur as outlined in the section entitled “Administration — Reporting Violations” in our Code of Ethics, which is publicly available on our website at https://corporate.monro.com/investors/governance/governance-documents/default.aspx

Director Compensation

The Company does not pay any director who is also an employee of Monro or its subsidiaries for his or her service as director.

During Fiscal 2026, non-employee directors received the following cash compensation:

Compensation Types

Annual Retainers:

Board member	$75,000

Board Chair	$60,000

Audit Committee Chair	$30,000

Audit Committee member	$15,000

Compensation Committee Chair	$15,000

Compensation Committee member	$7,500

Nominating and Corporate Responsibility Committee Chair	$10,000

Nominating and Corporate Responsibility Committee member	$5,000

Per Meeting Payment for Executive Committee	$1,000

In addition, we reimburse the reasonable travel expenses for directors to attend meetings, as applicable.

Each director received a grant of 8,306 shares of restricted stock on the date of the 2025 annual meeting of shareholders, determined by dividing $130,000 by $15.65, the closing price of a share of our common stock on that date.

Director Stock Ownership Guidelines

The Board of Directors adopted the Monro, Inc. Stock Ownership Guidelines to, among other things, further engage certain senior executives and the members of the Board in the long-term success of the Company. The Company’s stock guidelines for its non-employee directors are as follows:

Stock Ownership Guideline	Common stock or equivalents with an aggregate value equal to at least three times the annual cash retainer payable to each director

Target Date	Within a four-year period of joining the Board of Directors

As of March 28, 2026, all of the Company’s non-employee directors are in full compliance with the stock ownership guidelines.

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The following table summarizes the compensation that the Company’s non-employee directors earned for services as members of the Board of Directors and any committee of the Board of Directors during Fiscal 2026:

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Total ($)

John L. Auerbach	97,500	129,989	227,489

Lindsay N. Hyde	95,000	129,989	224,989

Leah C. Johnson	82,500	129,989	212,489

Stephen C. McCluski	141,500	129,989	271,489

Robert E. Mellor	166,500	129,989	296,489

Thomas B. Okray	84,000	129,989	213,989

Peter J. Solomon	84,000	129,989	213,989

Hope B. Woodhouse	97,500	129,989	227,489

(1)

Each non-employee director was awarded 8,306 shares of the Company’s restricted stock on August 12, 2025 (the “Award Date”). This column represents the aggregate award date value of the restricted stock awarded during Fiscal 2026 under FASB ASC 718. The value of the restricted stock is derived by multiplying the number of shares awarded by the closing price per share on the Award Date of $15.65. For additional information on the valuation assumptions with respect to the Fiscal 2026 awards, refer to Note 10 of the Company’s financial statements in the Form 10-K for the year ended March 28, 2026, as filed with the SEC. The restricted stock awarded to directors vests over a three-year period. The following table shows the number of restricted stock awards outstanding for each non-management director as of March 28, 2026.

Name	Restricted Stock Outstanding (Shares)

John L. Auerbach	12,846

Lindsay N. Hyde	12,846

Leah C. Johnson	12,846

Stephen C. McCluski	12,846

Robert E. Mellor	12,846

Thomas B. Okray	11,597

Peter J. Solomon	12,846

Hope B. Woodhouse	12,846

TOTAL	101,519

Anti-Hedging and Pledging Policy

We prohibit our directors from engaging in transactions in our securities involving publicly traded options, short sales and hedging transactions because they may create the appearance of unlawful insider trading and, in certain circumstances, present a conflict of interest. In addition, our insider trading policy prohibits directors from pledging our securities as collateral for a loan or holding our securities in a margin account unless the margin feature is not utilized, or our securities are otherwise excluded from being pledged.

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OUR EXECUTIVE OFFICERS

The table and biographies below identify our current executive officers, the term they have served with us and their business experience:

Name	Age	Office and Position

Peter D. Fitzsimmons	69	President, Chief Executive Officer, and Director

Brian J. D’Ambrosia	51	Executive Vice President — Finance, Chief Financial Officer, and Treasurer

Maureen E. Mulholland	55	Executive Vice President — Chief Legal Officer and Secretary

Nicholas Hawryschuk	44	Senior Vice President — Operations

Cindy L. Donovan	57	Senior Vice President — Chief Information Officer

Peter D. Fitzsimmons has served as our President and Chief Executive Officer since March 2025, initially pursuant to an agreement between the Company and APS, and since December 2025 pursuant to an employment agreement with us. Mr. Fitzsimmons also joined our Board of Directors in December 2025. Mr. Fitzsimmons brings over 30 years of senior executive and advisory experience, including with a number of companies in retail and auto services. Until December 2025, he was a Partner and Managing Director of AlixPartners, a global consulting firm, where he served in client-focused leadership roles advising companies and serving as an advisor, CEO and CFO to clients undertaking significant transformation, turnaround, and operational improvement efforts. Some of his notable industry experience included serving as CEO of a large automotive collision repair business, and as CFO of an auto parts distributor. He rejoined AlixPartners in 2020 after spending seven years with Tower Three Partners, an operationally-oriented private equity firm. Mr. Fitzsimmons first joined AlixPartners in 1995.

Brian J. D’Ambrosia was promoted to Executive Vice President — Finance, Chief Financial Officer and Treasurer in April 2018. Before that, since January 2017, Mr. D’Ambrosia served as Senior Vice President — Finance, Chief Financial Officer and Treasurer, and was appointed Assistant Secretary in May 2017. Mr. D’Ambrosia was Vice President — Finance from May 2016 to December 2016. From January 2013 to May 2016, Mr. D’Ambrosia was Vice President — Controller and was named Chief Accounting Officer in December 2015. From August 2010 to January 2013, Mr. D’Ambrosia, a certified public accountant, was Regional Controller — Americas Process Solutions Group at Robbins & Myers, Inc., a publicly held manufacturer of engineered equipment and systems in the global energy and industrial markets. From August 2005 to July 2010, Mr. D’Ambrosia held various accounting and finance positions with Birds Eye Foods, Inc., including Controller-Accounting, Reporting and Planning and Controller-Operations Accounting. From September 2003 to August 2005, Mr. D’Ambrosia was Chief Financial Officer at Rochester Sports Group, a company in the sports entertainment industry. Mr. D’Ambrosia was previously an Audit Manager with Deloitte & Touche, LLP, in Rochester, New York, and was affiliated with that firm from 1997 to 2003.

Maureen E. Mulholland was promoted to Executive Vice President — Chief Legal Officer and Secretary in August 2020, having previously served as Senior Vice President — General Counsel and Secretary since August 2017. Ms. Mulholland joined the Company as General Counsel in October 2003 and was appointed Vice President in May 2012. Prior to joining the Company, Ms. Mulholland worked as an associate attorney at the Rochester, NY-based law firms of Underberg & Kessler LLP and Harris Beach, PLLC. She graduated from the University of Notre Dame Law School.

Nicholas Hawryschuk was promoted to Senior Vice President — Operations in February 2025. Mr. Hawryschuk leads all aspects of the Company’s retail and commercial operations. Mr. Hawryschuk joined Monro as Vice President — Finance in August 2020 and was promoted to Vice President — Finance and Operations Support in July 2022. His role was expanded when he was appointed Vice President — Finance and Operations in March 2024, overseeing the Finance and Loss Prevention organizations and leading the Company’s Operations Support Team. He also extended his scope to lead and grow Monro’s Fleet and Strategic Accounts business and the Company’s Global Call Center. Prior to serving with the Company, Mr. Hawryschuk was the Senior Director of Global Business Service Finance and Controller of Global Finance Shared Services at Xylem, Inc., a global manufacturer of water technology.

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Cindy L. Donovan was promoted to Senior Vice President — Chief Information Officer in November 2022. Ms. Donovan joined the Company in September 2019 as the Director of Project Management and Data Architecture, and she was promoted to Vice President — Information Technology in January 2020. Later, she was promoted to Senior Vice President — Information Technology in December 2020. Before joining the Company, Ms. Donovan was Vice President, Chief Information Officer at IEC Electronics Corp. from December 2016 to August 2019 and Senior IT Manager, Data Services for Paychex, Inc. from December 2014 to December 2016. Earlier in her career, she held leadership positions at Carestream Health from 2007 to 2014, including Director of IT Strategic Planning, PMO, and Governance, after holding several IT management, compliance and ERP application development positions at Eastman Kodak Company until 2006.

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PROPOSAL NO. 2 — ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

We are asking our shareholders to vote on an advisory resolution to approve the compensation paid to our executive officers for Fiscal 2026 (“Say on Pay”). Our Fiscal 2026 compensation program reflects our pay-for-performance philosophy. We continue to tie a significant portion of our Named Executive Officer compensation to both short and long-term Company-performance objectives. We also believe that our compensation programs are designed to align the interests of our executive officers with those of our shareholders.

We urge shareholders to read the “Compensation Discussion and Analysis,” below, which details how our executive compensation programs and policies are designed to achieve our compensation objectives, as well as the 2026 Summary Compensation Table and other related compensation tables and narrative, which provide detailed information on the compensation of our Named Executive Officers.

2026 Advisory Vote on Executive Compensation

The Compensation Committee, along with the Board, believe that the policies, procedures and amounts of compensation discussed here, and described further in this Proxy Statement, are effective in achieving the desired goals of aligning our executive compensation structure with the interests of our shareholders. To indicate approval of our executive compensation, a majority of the votes cast must vote in favor of the proposal.

This Say on Pay vote is advisory and therefore is not binding on the Company, the Compensation Committee or our Board. However, our Board values the opinions of our shareholders and, to the extent there is any significant vote against the executive compensation as disclosed in this Proxy Statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether actions are necessary to address these concerns.

In accordance with Section 14A of the Exchange Act, and as a matter of good corporate governance, we are asking shareholders to approve the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED on a non-binding basis.”

We currently hold this vote on an annual basis. The next vote is expected to be held at the 2027 annual meeting of shareholders (the “2027 Annual Meeting”).

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVING THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This compensation discussion and analysis (the “CD&A”) describes our executive compensation programs and explains how the Compensation Committee of the Board of Directors (the “Committee”) made its compensation decisions for our named executive officers for Fiscal 2026. In addition to the compensation of the Named Executive Officers, as a matter of practice the Committee reviews the compensation and performance of all Senior Vice President and Vice President-level employees.

Below is the list of our named executive officers (our “Named Executive Officers” or “NEOs”) for Fiscal 2026:

•	Peter D. Fitzsimmons, President and Chief Executive Officer (our “CEO”);

•	Brian D’Ambrosia, Executive Vice President – Chief Financial Officer;

•	Maureen E. Mulholland, Executive Vice President – Chief Legal Officer and Secretary;

•	Nicholas Hawryschuk, Senior Vice President – Operations; and

•	Cindy L. Donovan, Senior Vice President – Chief Information Officer.

The following discussion and analysis should be read in conjunction with the tabular disclosures regarding the compensation of our Named Executive Officers in Fiscal 2026 and the report of the Committee, which immediately follow below.

Executive Summary

Compensation Philosophy and Objectives

Our executive compensation program is overseen and administered by the Committee, which is comprised entirely of independent directors as determined in accordance with Nasdaq rules. The Committee operates under a written charter adopted by the Committee and ratified by the Board of Directors. A copy of the charter is publicly available on our website at https://corporate.monro.com/investors/governance/governance-documents/default.aspx.

Our compensation program is intended to meet three principal objectives: (1) attract, reward and retain officers and other key employees; (2) motivate these individuals to achieve short-term and long-term corporate goals and enhance shareholder value; and (3) support our core values and culture by promoting internal equity and external competitiveness. To meet these objectives, the Committee has adopted the following overriding policies:

•	Provide compensation that is competitive with the practices of other leading automotive and retail companies; and

•	Pay-for-performance by:

-	setting challenging yet realistic annual performance goals in our short-term incentive plan that rewards executives for the achievement of these goals; and

-	providing a mix of long-term incentives weighted toward performance to ensure alignment with shareholders and focus on increasing shareholder value, while retaining key talent.

The above policies guide the Committee in determining the proper allocation between short-term and long-term compensation. Other considerations include our financial performance, business objectives, internal equity, affordability, market practices, and regulatory requirements.

Our compensation program rewards our Named Executive Officers for achieving established performance goals that contribute to the Company’s success and the creation of shareholder value. The program is designed to incentivize and reward both annual and long-term performance. Short-term compensation is provided through base salary and annual incentive. Long-term compensation is provided through a mix of performance-vesting restricted stock units (“PSUs”) and time-vesting restricted stock units (“RSUs”). The value of each element is based on a number of factors predicated on the Company’s financial performance. In addition, our Named Executive Officers receive other benefits, which are available to all other salaried employees of the Company.

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What We Do	What We Don’t Do

✓ Emphasize pay for performance, with a majority of compensation “at risk”	X No short sales by directors, officers or employees

✓ Reasonable post-employment and change in control provisions	X No hedging or pledging of company stock

✓ Provide meaningful stock ownership guidelines	X No repricing of underwater options without shareholder approval

✓ Engage an independent compensation advisor	X No change in control tax gross-ups

✓ Maintain a clawback policy compliant with, and exceeding, SEC rules and NASDAQ listing standards in the event of financial restatement and also covers certain detrimental conduct	X No single trigger cash severance based solely upon a change-in-control of the Company

✓ Conduct an annual shareholder “say on pay” vote

✓ Evaluate annual share utilization

✓ Conduct an annual compensation risk assessment to ensure our compensation programs discourage excessive risk taking

✓ Provide limited perquisites

✓ Conduct an annual risk assessment

✓ Limited use of employment agreements, with only the CEO and CFO

Shareholder Engagement

We believe that it is important for us to communicate with shareholders regularly regarding areas of interest or concern. Engagement with our shareholders allows us to solicit input and respond to questions about Company matters, including our executive compensation program. At our 2025 annual meeting of the shareholders, approximately 98% of the votes cast were in favor of the advisory vote to approve executive compensation. The Committee considered these results when making executive compensation decisions described in this CD&A. We believe our current compensation program ensures alignment with shareholders and a focus on pay for performance. We will continue to engage with our shareholders and evaluate their feedback for potential changes in the future.

CEO Appointment

On March 28, 2025, the Board appointed Mr. Fitzsimmons as our President and CEO pursuant to an engagement letter with APS, an affiliate of AlixPartners, to lead our transformation following a period of underperformance. From March 28, 2025 through December 1, 2025, Mr. Fitzsimmons served as our President and CEO while remaining an employee of AlixPartners, and therefore was compensated by APS. On December 1, 2025, the engagement with APS was terminated, and on December 2, 2025, we entered into an employment agreement with Mr. Fitzsimmons to directly employ him as our President and CEO for an initial two-year term ending December 31, 2027, which will automatically renew for successive one-year terms unless either party provides written notice under the agreement.

The Board’s decision to employ Mr. Fitzsimmons directly reflected its focus on retaining a highly experienced executive to continue transforming the business, position the Company for long-term success, and create significant value for our shareholders. In approving the terms of Mr. Fitzsimmons’ employment agreement, the Compensation Committee considered his experience, peer group and market practice for highly skilled CEOs, compensation forfeited by Mr. Fitzsimmons in connection with him leaving his employment with AlixPartners, and the risk of a potential transaction occurring shortly after he became directly employed by us. The Compensation Committee determined that approximately 75% of Mr. Fitzsimmons’ total compensation would be performance-based by tying it to financial and stock price performance. The Compensation Committee also committed to not providing any additional equity to Mr. Fitzsimmons during the initial two-year employment term, in light of the front-loaded equity awards granted to cover the initial two-year

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period. To address the risk of a potential transaction to the equity awards granted to Mr. Fitzsimmons as a replacement for the compensation he forfeited in connection with the end of his employment with AlixPartners, the Compensation Committee determined that it would be appropriate for these awards (and only these awards) to include accelerated vesting in the event of a change in control of the Company. Mr. Fitzsimmons’ other equity awards, as well as all equity awards of other executives, do not include acceleration of vesting in the event of a change in control. Additional details regarding Mr. Fitzsimmons’ employment agreement are provided under “Other Matters” and “Payments Made Upon a Change in Control” below.

CEO SCT Pay vs. Realized Pay

The Summary Compensation Table discloses the annual total compensation for our NEOs in accordance with SEC regulations. These regulations require that stock awards be reported for the year in which granted and at their grant date fair value as determined under FASB ASC 718. While grant date values can be helpful to assess target pay, they do not reflect the actual value ultimately realized by the NEOs based on our future performance. Similarly, the SEC requires that certain items be included in the “All Other Compensation” column of the Summary Compensation Table that are not equivalent to the cash compensation received by Mr. Fitzsimmons. The disclosure below presenting realized value provides what we believe is a more practical view of the value realized by Mr. Fitzsimmons in the current year. Mr. Fitzsimmons’ Fiscal 2026 compensation reflects a leadership transition from an external advisory role to his direct employment by the Company as our CEO. Certain reported compensation elements – such as the APS service fee and make-whole equity award – were one-time or nonrecurring in nature and do not represent ongoing compensation. As of fiscal year-end, the CEO realized approximately 39% of the compensation reported in the Summary Compensation Table, reflecting the performance-based design of our compensation program. Our presentation of realized value for Mr. Fitzsimmons is not required by SEC regulations and may not be comparable to similar disclosure provided by other public companies.

The chart below compares the Summary Compensation Table data and the realized compensation data for Mr. Fitzsimmons based on our stock price as of the end of Fiscal 2026, or $15.47. Based on our Fiscal 2026 performance, Mr. Fitzsimmons’ realized compensation as of the end of Fiscal 2026 is approximately 39% of the Summary Compensation Table amount because (i) approximately 85% of his first year compensation is performance-based or tied to stock price performance that was not achieved, and (ii) the exclusion of the third-party service fee paid to APS (and not directly to Mr. Fitzsimmons) for Mr. Fitzsimmons’ service prior to his direct employment with us in December 2025. The PSU awards are subject to a rigorous performance structure, with no payout below a minimum stock price threshold and meaningful upside only upon sustained stock price appreciation at the end of the two-year performance period. Additionally, to further incentivize Mr. Fitzsimmons and ensure alignment with our shareholders, his initial term equity grant covers the entirety of the initial two-year term under his employment agreement. We believe the significant difference between reported compensation and realized pay demonstrates the strong alignment of our CEO’s compensation with shareholder outcomes, as the majority of his compensation is performance-based and dependent on stock price appreciation.

	Summary Compensation Table	Realized Value at FYE

Salary[1]	$290,769	$890,769

One-time Sign-on Bonus	$200,000	$200,000

FY 2026 Annual Incentive	$107,251	$107,251

All Other Compensation[2]	$2,139,410	$19,871

Special Equity Grant[3]	$499,999	$409,042

25% RSU portion of Initial Term Grant	$1,124,994	$920,341

75% PSU portion of Initial Term Grant[4]	$2,177,407	$0

Total	$6,539,830	$2,547,274

1

The “Salary” reflected in the Realized Value at FYE column includes (i) $600,000, a reasonable estimate of the salary received by Mr. Fitzsimmons from AlixPartners related to his service as our President and CEO from March 28, 2025 to December 1, 2025, while remaining an employee of AlixPartners; and (ii) the salary Mr. Fitzsimmons received from us when directly employed.

2

Summary Compensation Table includes in the “All Other Compensation” column the $2,119,539 service fee paid to APS, and not to Mr. Fitzsimmons, for his service to us prior to his December 2025 employment agreement. Mr. Fitzsimmons was directly compensated by us only for his service on and after December 2, 2025.

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3	Also known as a make-whole award, this award is made in connection with compensation forfeited from AlixPartners when he ended his employment with them to join us directly.

4

PSUs are earned based on stock price growth over a two-year period. None of the PSUs will be earned if the average stock price of our stock for the ending 20-trading day period is below $25.00, and consequently they had no realizable value as of March 28, 2026, when our closing stock price was $15.47.

Oversight of the Executive Compensation Program

The Committee administers our executive compensation program on behalf of the Board and our shareholders.

In determining the appropriate compensation package for our executives, the Committee reviews, on an annual basis, each executive’s past and present compensation, including equity and non-equity-based compensation. In addition, our CEO annually reviews the performance of each of the executives (other than himself, whose performance is reviewed annually by the Committee). The conclusions reached and recommendations made based on these reviews for base salary levels, annual bonus and long-term incentive amounts are presented to the Committee in May each year. The Committee relies to a large extent on our CEO’s evaluations of each executive’s performance. However, it is the Committee which makes all final compensation decisions regarding our executives.

The Committee aims to have a substantial portion of each executive’s compensation be incentive-based, with the most senior executives having the highest proportion. For these executives, the emphasis is further weighted toward long-term incentives to align with sustained performance and shareholder value creation.

Role of the Compensation Consultant

As outlined in its charter, the Committee has the authority to retain consultants and advisers, at the Company’s expense, to assist in the discharge of the Committee’s duties. The Committee has retained the services of Exequity, LLP (“Exequity”) as its independent compensation consultant. Exequity has not provided any other services to the Company prior to or subsequent to being retained as the compensation consultant to the Committee. The Committee was solely responsible for the decision to retain Exequity as its consultant. Exequity advises the Committee on matters of Named Executive Officer compensation, assists with analysis and research, and provides updates on evolving best practices in compensation. While Exequity may express an opinion on compensation matters, the Committee is solely responsible for setting the type and amount of compensation for our Named Executive Officers. Exequity reports directly to the Committee and has direct access to the Committee through the Committee’s Chair. The Committee requires that any compensation consultant it retains cannot be utilized by management for other purposes. Although management may work closely with the consultant, the consultant is ultimately accountable to the Committee on matters related to executive compensation.

The Committee recognizes that it is essential to receive objective advice from its compensation consultant. The Committee examines the procedures and safeguards that Exequity takes to ensure that the compensation consulting services are objective. The Committee has assessed the independence of Exequity pursuant to Nasdaq rules and its charter and concluded that Exequity’s work for the Committee does not raise any conflict of interest. In making this assessment, the factors taken into consideration included:

•	that the compensation consultant reports directly to the Committee, and the Committee has the sole power to terminate or replace its compensation consultant at any time;

•	the compensation consultant does not provide any other services to the Company;

•	the compensation consultant’s policies and procedures are designed to prevent conflicts of interest;

•	whether the compensation consultant’s advisor to the Company owns stock in the Company; and

•	any business or personal relationships between the compensation consultant’s advisor to the Company, on one hand, and any member of the Committee or any executive officer, on the other hand.

Benchmarking

In addition to many other factors that affect compensation determinations, the Committee considers the compensation practices of a peer group, where available, in evaluating the compensation program, in addition to general industry survey data. The Committee reviews the peer group annually, with support from Exequity, to ensure the peer group remains relevant and comparable to the Company in terms of industry and size. The peer group was reviewed in our fiscal year ended March 29, 2025 (“Fiscal 2025”) in advance of the executive benchmarking review, with no changes

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recommended. The peer group serves as the primary comparison group for the executive benchmarking analysis, with survey data serving as a secondary comparison. The peer group includes companies within the automotive aftermarket and specialty retail industry with revenues comparable to that of the Company. The peer group was used to inform Named Executive Officer compensation for Fiscal 2026, and included the following companies:

America’s Car-Mart, Inc.	Hibbett, Inc.*	OneWater Marine Inc.
Big 5 Sporting Goods Corporation	Lazydays Holdings, Inc.	Ride Now Group, Inc.
CarParts.com, Inc.	Leslie’s Inc.	Sportsman’s Warehouse Holdings, Inc.
The Container Store Group, Inc.*	MarineMax, Inc.	Standard Motor Products, Inc.
Dorman Products, Inc.	Mister Car Wash, Inc.	Valvoline Inc.
Driven Brands Holdings Inc.	National Vision Holdings, Inc.	Vroom, Inc.

*	Indicates those companies that are no longer public reporting companies.

In Fiscal 2026, following an extensive review of the peer group, the peer group was refreshed with five companies removed and seven new companies added. The revised peer group includes 18 companies reflective of our size (revenue and market cap), operating profile, and industry characteristics. The following seven companies were added to the peer group: Citi Trends, Inc., Cooper-Standard Holdings Inc., Fox Factory Holding Corp., Haverty Furniture Companies, Inc., Holley, Inc., Motorcar Parts of American, Inc., and Zumiez Inc. Separately, five companies were removed, including Big 5 Sporting Goods Corporation, CarParts.com, Inc., Lazydays Holdings, Inc., Leslie’s Inc., and Vroom, Inc. The revised peer group will be utilized to inform Named Executive Officer compensation for our fiscal year ending March 27, 2027 (“Fiscal 2027”).

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Elements of Compensation for Fiscal 2026

Monro’s executive compensation program and philosophy, set forth by the Compensation Committee, is designed to:

•	Attract, reward and retain talented and experienced executives and other key employees.

•	Motivate our executive officers to achieve short-term and long-term performance and enhance shareholder value.

•	Support our core values and culture by promoting internal equity and external competitiveness.

The objectives and key characteristics of our Fiscal 2026 executive compensation program are summarized below:

Compensation Element		Period Covered	Objectives
Fixed	Base Salary (Cash)	Annual

•

Fixed annual cash provided for performing day-to-day job responsibilities

•

Generally determined based on an individual’s time in the position, experience, performance, future potential and market data

•

Reviewed annually for potential adjustment based on factors such as changes in the executive’s responsibilities, individual performance and market data

At-Risk	Annual Incentive Bonus (Cash)	Annual

•

Variable cash compensation tied to the achievement of annual corporate financial and operational goals established by the Committee each fiscal year

•

Aligns compensation with annual performance results

	Long-Term Incentive (“LTI”) Compensation (Equity Awards)	3-4 years

•

Mix of equity awards intended to motivate, reward and retain executives

•

Greater portion of LTI delivered as performance-based equity, including: 60% PSUs, and 40% RSUs

•

Performance-vesting stock units (PSUs) split evenly between relative total shareholder return (rTSR) and Adjusted EBITDA*

○  rTSR PSUs measure the Company’s performance over a three-year performance period, with 3-year cliff vesting

○  Adjusted EBITDA PSUs measure the Company’s Adjusted EBITDA performance over a 1-year period, followed by a two-year additional vesting period for a total of a 3-year vesting period

○  PSUs are forfeited if multi-year objectives are not met

○  Encourages long-term, sustained performance and retention

○  Facilitates stock ownership

•

Time-vesting restricted stock units (RSUs)

○  Vests in equal annual installments over four years subject to continued employment

○  Encourages retention through a longer multi-year vesting schedule

○  Facilitates stock ownership

•

NEW: For Fiscal 2026, stock options were eliminated to conserve shares, limit dilution, and to reflect the long-term incentives design practices of our peer group, and PSU weighting was increased to 60% to further emphasize performance-based compensation.

*

Adjusted EBITDA is a measure not derived in accordance with generally accepted accounting principles in the U.S. (“GAAP”). See Exhibit A of this proxy statement for definitions of our non-GAAP measures and reconciliations to the most directly comparable GAAP measure.

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Base Salary

We provide our Named Executive Officers with a base salary to compensate them for services rendered during the fiscal year. The amount of base salary is meant to reflect the primary responsibilities of his or her position and is set at a level that the Committee believes will enable us to attract and retain talent. The Committee considers a number of criteria in establishing and adjusting the base salary of a particular executive officer, including, among other things, recent hiring experience, individual performance, internal pay alignment and equity, responsibilities of the position, individual experience and methods to achieve results, as well as market data.

Salaries for executive officers are reviewed annually or when there is a change in position or responsibilities, such as a promotion. Annual salary planning begins with a percentage guideline for increases, based upon our annual budget, which is adjusted upward or downward for individual performance based on recommendations from our CEO. The guidelines are set after considering competitive market factors as previously described, affordability and current salary levels, as appropriate.

The Committee determined to increase base salaries of our Named Executive Officers for Fiscal 2026 by approximately 2-3% (other than Mr. Fitzsimmons) resulting in the following base salaries:

•	Peter Fitzsimmons - $900,000

•	Brian D’Ambrosia - $460,000

•	Maureen Mulholland - $390,000

•	Nicholas Hawryschuk - $360,000

•	Cindy Donovan - $340,000

Mr. Fitzsimmons’ base salary was negotiated as part of his employment agreement.

Pursuant to the APS engagement letter, APS compensated Mr. Fitzsimmons for his service as our President and CEO from March 28, 2025 to December 1, 2025, and he was not eligible to receive a base salary from us for this time period.

Annual Incentive

Each year, the Committee establishes performance measures and targets for annual incentives in the form of performance-based cash bonuses to compensate executive officers, as well as other management employees. Our Named Executive Officers receive their annual incentive pursuant to our executive incentive plan.

For Fiscal 2026, management recommended and the Committee approved maintaining the performance measures and weightings consistent with last year. As such, Fiscal 2026 performance measures and weighting were:

1.	70% based on adjusted operating income; and

2.	30% based on comparable store sales.

The performance measures of adjusted operating income, a non-GAAP measure, and comparable store sales support the Company’s objectives related to sales growth, margin expansion and cost reduction.

With respect to adjusted operating income, performance achievement is measured by including the add back of the following: (1) restructuring costs related to AlixPartner’s engagement; (2) costs related to closing store activities; and (3) any other items included in the calculation of the Company’s adjusted earnings. See Exhibit A of this proxy statement for definitions of our non-GAAP measures and reconciliations to the most directly comparable GAAP measure.

We define comparable store sales as sales for locations that have been opened or owned at least one full fiscal year. We believe this period is generally required for new store sales levels to begin to normalize. We use comparable store sales to assess the operating performance of our stores and believe the metric is useful to investors because our overall results are dependent upon the results of our stores. Comparable sales measures vary across the retail industry. Therefore, our comparable store sales calculation is not necessarily comparable to similarly titled measures reported by other companies.

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The targets for operating income and comparable store sales were set based on the budget approved by the Board for Fiscal 2026. The Fiscal 2026 incentive opportunities for executives ranged from 0% if performance was below threshold to 200% of target if maximum performance was achieved. The following table provides the target annual incentive opportunities for our Named Executive Officers under the executive incentive plan for Fiscal 2026:

Name	Base Salary ($)	Target Bonus (% of Base Salary)	Target Bonus Opportunity ($)

Peter D. Fitzsimmons	900,000	100%	290,769	(1)

Brian J. D’Ambrosia	460,000	75%	345,000

Maureen E. Mulholland	390,000	60%	234,000

Nicholas Hawryschuk	360,000	60%	216,000

Cindy L. Donovan	340,000	40%	136,000

(1)	Mr. Fitzsimmons’ annual incentive opportunity for Fiscal 2026 is prorated based on the portion of such fiscal year during which he was directly employed by us pursuant to his employment agreement.

All awards made under the executive incentive plan are subject to the Committee’s approval of performance achievement and the applicable incentive award percentages to be paid to each NEO. The Committee will also evaluate any extraordinary or unusual items and their inclusion in determining the level of achievement of performance.

The table below provides the Fiscal 2026 goals and performance achievements:

		Fiscal 2026 Goal and Actual Results Achieved
Name	Weight	Threshold	Target	Maximum	Actual
Adjusted Operating Income (thousands)	70%	$35,300	$44,100	$52,900	$35,774
Comparable Store Sales Increase	30%	2.8%	7.8%	12.8%	1.4%

Based on this performance, the annual incentives earned by our Named Executive Officers for Fiscal 2026 were:

Name	Target Bonus Opportunity	Adjusted Operating Income (70%) Payout	Comparable Store Sales Increase (30%) Payout	Incentive Earned

Peter D. Fitzsimmons	$290,769	52.7%	0%	$107,251

Brian J. D’Ambrosia	$345,000	52.7%	0%	$127,254

Maureen E. Mulholland	$234,000	52.7%	0%	$86,311

Nicholas Hawryschuk	$216,000	52.7%	0%	$79,672

Cindy L. Donovan	$136,000	52.7%	0%	$50,164

Pursuant to the APS engagement letter (discussed under “Other Matters – Fitzsimmons Agreements,” below), Mr. Fitzsimmons served as our President and CEO from March 28, 2025 to December 1, 2025 through APS, and as such, was not eligible to receive an annual incentive from us for that time period. However, upon Mr. Fitzsimmons entering into an employment agreement with the Company as of December 2, 2025, he became eligible to receive an annual incentive based on the Company’s performance for the period covering December 2, 2025 to March 28, 2026. See “Other Matters – Fitzsimmons Agreements” below.

Under his employment agreement, Mr. Fitzsimmons also received a sign-on cash bonus of $200,000.

Long-Term Incentive Compensation

In Fiscal 2026 the Committee revised the long-term incentive plan for our Named Executive Officers (excluding Mr. Fitzsimmons) by eliminating stock options and delivering awards solely in the form of PSUs and RSUs. The Committee determined that stock options were more dilutive, required greater share usage and were not reflective of

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the practices of our peer group. As a result, the Committee increased the weighting of PSUs to 60% to further emphasize performance-based compensation, with the remaining 40% delivered in RSUs to promote retention and shareholder alignment.

PSUs were equally weighted between two performance measures:

•

50% based on relative total shareholder return (rTSR) measured over a three-year performance period relative to the S&P Composite Specialty Retail Index. This was the same performance metric and comparator group used for the PSU awards for the prior fiscal year.

•	50% based on Adjusted EBITDA (new) measured over a one-year performance period, followed by an additional two-year time vesting period.

The Committee determined that the use of both rTSR and Adjusted EBITDA, a non-GAAP measure, provided a balanced approach by incorporating both external and internal measures of performance. rTSR reinforces alignment with shareholders by focusing on stock price performance relative to industry peers over a three-year performance period. Adjusted EBITDA supports the Company’s focus on profitability and is a metric widely used by management and investors. See Exhibit A of this proxy statement for definitions of our non-GAAP measures and reconciliations to the most directly comparable GAAP measures. The one-year performance period ensures that goals are reasonable, achievable, and reflective of the current operating environment, while the additional two-year vesting period further aligns executives’ interests with those of our shareholders by ensuring that the PSUs earned remain subject to continued changes in our stock price.

The table below details the Fiscal 2026 PSU performance goals and associated potential payouts:

Fiscal 2026 PSUs

	Below Threshold		Threshold	Target	Maximum	Fiscal 2026 Achievement

50% rTSR Percentile		<25%	25%	50%	>75%	-*

50% Adjusted EBITDA	<$	86,500	$86,500	$108,100	$129,700	$97,752

Payout		0%	50%	100%	200%	38%

*	Achievement for the rTSR PSUs will be determined at the end of the three-year performance period.

The payout for actual performance between Threshold and Target, or between Target and Maximum, is determined by linear interpolation.

Based on our Adjusted EBITDA performance for Fiscal 2026 of $97,752, the Committee determined that 76% of target was achieved, with the earned PSUs subject to an additional two-year vesting period.

The Committee considered the following factors in evaluating the long-term incentive compensation grants for our Named Executive Officers for Fiscal 2026: recommendation by our CEO (other than for himself), Company and individual performance, responsibility, peer group and survey benchmarking, prior equity compensation awards, the value of the awards as a percentage of the recipient’s total compensation and the expense associated with the awards. Long-term incentive grants for our Named Executive Officers (other than our CEO) for Fiscal 2026 were consistent with the prior fiscal year to maintain the proportion of performance-based compensation.

Pursuant to the APS engagement letter (discussed under “Other Matters – Fitzsimmons Agreements” below), APS provided Mr. Fitzsimmons to serve as our President and CEO from March 28, 2025 to December 1, 2025, and he was not eligible to receive long-term incentive compensation from us during this time period.

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Upon Mr. Fitzsimmons entering into an employment agreement with the Company as of December 2, 2025, he received a special grant restricted stock with a grant date value of $500,000 (the “Stock Grant”), which will vest after one year of continued employment, in consideration of his forfeited compensation from his prior employer. In addition, Mr. Fitzsimmons received an initial grant that was predominantly performance-based, with 75% in PSUs and 25% RSUs (the “Initial Grant”). The PSUs have a target value of $3,375,000, with a performance measure based on stock price growth over a two-year
period. Stock price growth is based on the average closing price of our stock over the
20-trading
day period ending December 31, 2027. None of the PSUs will be earned if the average stock price of our stock for the
20-trading
day period is below $25.00. The PSU payout is earned at 50% of target at $25.00, 100% at $30.00, and 200% of target at $40.00 or more, with interpolation for stock price performance between those levels (the “Initial Grant PSUs”). The RSU portion of the Initial Grant has a grant date value of $1,125,000 and vests in equal annual installments over two years (the “Initial Grant RSUs”). The Initial Grant awards of PSUs and RSUs were intended to cover Mr. Fitzsimmons’
two-year
employment term, accordingly, the Committee does not intend to provide Mr. Fitzsimmons with additional equity awards during the initial two-year
term. The details of Mr. Fitzsimmons employment agreement are further detailed in “Other Matters – Fitzsimmons Agreements” below.
Executive Officer Stock Ownership Guidelines
We require our Named Executive Officers to achieve and maintain a certain minimum level of ownership of our common stock. The purpose of the guidelines is to further engage certain senior executives in the long-term success of the Company. Our stock guidelines for our Named Executive Officers are as follows:

Position	Stock Ownership Guideline
Chief Executive Officer	Common stock with an aggregate value equal to at least four times annual base salary
Other Named Executive Officers	Common stock with an aggregate value equal to at least three times annual base salary
Each covered executive is required to achieve his or her required ownership level within four years of being named a Named Executive Officer. As of March 28, 2026, all of our Named Executive Officers are in full compliance with the stock ownership guidelines.
Clawback Policy
The Committee oversees the Monro, Inc. Amended and Restated Clawback Policy (the “Clawback Policy”), which was adopted in part to comply with Nasdaq listing standards promulgated in accordance with the SEC’s final clawback rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act. The Clawback Policy provides for the mandatory recoupment of erroneously awarded incentive-based compensation from covered executive officers in the event of an accounting restatement resulting from material noncompliance, or the correction of an immaterial error that, if not corrected, could result in material noncompliance with financial reporting requirements under the federal securities laws (a “restatement”). The amount of erroneously awarded incentive-based compensation is the amount of incentive-based compensation received by the covered executive officer that exceeds the amount of incentive-based compensation that otherwise would have been received by the covered executive officer had it been determined based on the amounts in the restatement. In addition, the Clawback Policy provides for the recoupment of incentive compensation from any executive officer who commits an act of fraud, misappropriation, embezzlement, the commission of a felony, or any act or failure to act that causes the executive officer or the Company to be in violation of the federal securities laws. The Clawback Policy is
administered by the Committee and applies to current and former executive officers.
Stock Option Grant Timing Policy
The Committee oversees our Stock Option Grant Timing Policy which governs the timing of granting stock options, stock appreciation rights and similar instruments with option-like features (“stock options”). The Committee may grant stock options, if any, to our executive officers during the Committee’s regularly scheduled meeting in May every fiscal year. Pursuant to our Stock Option Grant Timing Policy, if the Committee grants stock options outside of our typical annual award schedule, those grants should be made during the permitted trading period for key employees identified in our insider trading policy. In accordance with our Stock Option Grant Timing Policy, the Company does not take material nonpublic information into account when determining the timing and terms of stock options, and the Company

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does not purposely accelerate or delay the public release of material information to allow a stock option recipient to benefit from a more favorable stock price. No stock options were granted to executives for Fiscal 2026.
Anti-Hedging and Pledging Policy
Under our insider trading policy, we prohibit employees from engaging in transactions in our securities involving publicly traded options, short sales and hedging transactions because they may create the appearance of unlawful insider trading and, in certain circumstances, present a conflict of interest. In addition, our insider trading policy prohibits employees from pledging our securities as collateral for a loan or holding our securities in a margin account unless the margin feature is not utilized or our securities are otherwise excluded from being pledged.
Retirement Benefits under the 401(k) Plan, Executive Perquisites and Generally Available Benefit Programs
We also provide our Named Executive Officers with perquisites and other personal benefits that the Committee believes are reasonable and consistent with our overall executive compensation program, the Committee’s executive compensation philosophy, as well as the Committee’s objective to better enable us to attract and retain the most talented and dedicated executives possible. The Committee periodically reviews the levels of perquisites and other personal benefits provided to our Named Executive Officers.
We sponsor, for all employees, a profit-sharing plan with a 401(k) feature, which is intended to qualify under Section 401(a) of the Internal Revenue Code. Beginning in July 2018, this plan was amended to match 50% of the first 6% contributed to the 401(k) plan. Participants are 100% vested in their own contributions at all times. Matching contributions vest 25% after two years of service, 50% after three years of service, 75% after four years of service and 100% after five years of service.
Our Executive Deferred Compensation Plan (the “Plan”) provides an opportunity for additional tax-deferred
savings to a select group of management or highly compensated employees bearing a comparable ratio to compensation as is provided to employees whose retirement benefit is not limited by the Internal Revenue Code. The Plan provides the opportunity for eligible employees, including our Named Executive Officers, to defer the receipt of certain compensation, including base salary and short-term incentives. Under the Plan, we match base salary deferral amounts for salary over the Internal Revenue Code compensation limit (applicable to qualified employee 401(k) plans) using the same matching formula as under our qualified 401(k) plan. No amounts credited under the Plan are funded and the right of a participant or beneficiary to receive a distribution is an unsecured claim against our general assets. The Plan is part of our competitive total compensation and benefits package that helps us attract and retain key talent. The costs of the Plan are included in the Nonqualified Deferred Compensation Table. The current annual earnings rate of 5% is credited to the account under the Plan.
Our other benefit plans primarily include medical and other health care benefits, group life insurance, and disability. In addition, as of August 1, 2023, our Named Executive Officers and certain other executives were provided with coverage in an executive supplemental health benefit program offering specialized health insurance benefits that complement primary health plans. This health plan offers coverage for qualified medical expenses (as defined by the Section 213(d) of the Internal Revenue Code), including certain medical plan gaps, mental health and wellness treatments, executive physicals, prescriptions, and dental and vision treatments.
Our Named Executive Officers are provided with the use of a company-owned vehicle, as well as participation in the plans and programs described above.
The Committee may, in its discretion, revise, amend or add to an executive officer’s perquisites and benefits as, when and if it deems advisable or appropriate. The Committee believes, based upon publicly available information, that the benefits described above are typical for senior executives at comparable companies.
Attributed costs of the perquisites and personal benefits described above for our Named Executive Officers for Fiscal 2026 are included in the “All Other Compensation” column of the 2026 Summary Compensation Table below.
Pursuant to the APS engagement letter (discussed under “Other Matters – Fitzsimmons Agreements” below), APS provided Mr. Fitzsimmons to serve as our President and CEO from March 28, 2025 to December 1, 2025, and Mr. Fitzsimmons was not eligible to participate in any of our perquisites or other personal benefit programs during this time period. Upon Mr. Fitzsimmons entering into an employment agreement with us as of December 2, 2025, Mr. Fitzsimmons became eligible to participate in the Company’s perquisites and benefit programs. See the terms of Mr. Fitzsimmons’ employment agreement detailed under “Other Matters – Fitzsimmons Agreements” below.

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Other Matters

The Company’s employment agreements and letter agreements with its executives are reviewed and approved by the Committee. The Committee believes that these agreements are an important part of our overall executive compensation program and serve as a recruitment and retention device.

The employment agreement for a Named Executive Officer, if any, generally addresses roles and responsibilities; rights to compensation and benefits during active employment; resignation by the employee with or without “Good Reason”, as defined in the agreement; termination in the event of death, disability or retirement; and termination for and without “Cause”, as defined in the agreement. Further, the agreements stipulate that the executive may not compete with us or solicit our employees for prescribed periods following termination of employment and may not disclose confidential information of the Company.

The employment agreements also contain termination and related pay provisions in the event of a “change in control.” In each case, for the change in control provision to apply, there must be both (1) a “change in control,” as well as (2) a termination by us without Cause or a resignation by the executive for Good Reason. A “change in control” is generally deemed to occur (i) when a person or group who was not an affiliate as of the date we entered into the agreement (a “Non-Affiliate”) acquires beneficial ownership of 50% or more of our common stock; (ii) upon our sale substantially as an entity to a Non-Affiliate; or (iii) when there occurs a merger, consolidation or other reorganization of the Company with a Non-Affiliate, in which our shareholders immediately preceding the merger hold less than 50% (disregarding any voting and consent rights of any outstanding series of preferred stock) of the combined voting power for the election of directors of the Company immediately following the merger. Consistent with our policy, none of the employment agreements include any excise tax gross-up provision.

Fitzsimmons Agreements

We previously entered into an engagement letter with APS on March 28, 2025, pursuant to which APS provided Mr. Fitzsimmons to serve as our President and CEO and we paid APS a monthly fee of $250,000 for Mr. Fitzsimmons’ services and his reasonable out-of-pocket expenses. Under the APS engagement letter, Mr. Fitzsimmons and APS representatives were prohibited from disclosing confidential information of the Company for three years after the end of the engagement. The engagement was terminated by us on December 1, 2025.

As of December 2, 2025, the Company entered into an employment agreement with Mr. Fitzsimmons to directly employ him as our President and CEO with an initial two-year term, ending December 31, 2027, and will automatically renew for one-year terms unless either the Company or Mr. Fitzsimmons gives written notice under the Agreement. Under the Employment Agreement, Mr. Fitzsimmons:

(i)	received an annual base salary of $900,000;

(ii)

is eligible to earn a cash annual incentive with the target amount equal to 100% of his base salary, and a threshold of 50% and maximum of 200%, based on the achievement of certain performance targets set by the Compensation Committee, including a pro rata cash annual incentive for the Fiscal 2026 for the portion of the fiscal year that Mr. Fitzsimmons was employed under the terms of the Employment Agreement;

(iii)	received a one-time sign-on cash bonus of $200,000;

(iv)

received an upfront Stock Grant of restricted stock under the Company’s Amended and Restated 2007 Stock Incentive Plan (“2007 Stock Incentive Plan”) and pursuant to the terms of a restricted stock award agreement, with a grant date fair value of $500,000, which vests over a one-year period, in consideration for his forfeiting compensation from his prior employer;

(v)

received an Initial Grant of RSUs under the 2007 Stock Incentive Plan and pursuant to the terms of an RSU award agreement, with a grant date fair value of $1,125,000, which vest in equal increments on December 31, 2026 and December 31, 2027;

(vi)

received an Initial Grant of PSUs under the 2007 Stock Incentive Plan and pursuant to the terms of a PSU award agreement, with a target value of $3,375,000, which vest based on the achievement of performance goals tied to growth in the share price of the Company’s common stock as of December 31, 2027; and

(vii)

is eligible to participate in any group life, hospitalization or disability insurance plan, health program, or any pension plan or similar benefit plan of the Company, which is available generally to other senior executives.

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If the Employment Agreement is renewed after its initial term, for the fiscal year ending in March 2029 and any subsequent fiscal year, Mr. Fitzsimmons will be eligible to receive annual equity incentive awards under the 2007 Stock Incentive Plan with a target value of at least $1,500,000, in a combination of awards on a basis comparable to the awards made to other senior executives of the Company.

In addition, Mr. Fitzsimmons is entitled to certain payments upon his death, disability, or termination without Cause (as defined therein), a nonrenewal of the Employment Agreement by the Company, his resignation for Good Reason (as defined therein) or his termination in the event of a Change in Control of the Company (as defined therein), all as described under “Potential Payments Upon Termination or Change in Control” below.

D’Ambrosia Agreement

In October 2023, we entered into an amended and restated employment agreement (the “D’Ambrosia Agreement”) with Mr. D’Ambrosia, with a term extending through December 31, 2026. The D’Ambrosia Agreement automatically renews for successive one-year terms, unless either party gives notice of its intention not to renew. During the term of the D’Ambrosia Agreement, Mr. D’Ambrosia serves as our Executive Vice President – Finance and Chief Financial Officer.

Under the D’Ambrosia Agreement, Mr. D’Ambrosia (i) is paid a base salary of at least $450,000; (ii) is eligible to earn an annual bonus for each fiscal year, pursuant to the terms of our bonus plan, at least of 30% of his base salary for achievement of Company threshold performance levels, 60% of his base salary for achievement of Company target performance levels, and 90% of his base salary for the achievement of Company maximum performance levels or more, subject to the Committee’s discretion to change these targets; and (iii) participates in our other incentive and welfare and benefit plans made available to executives.

In addition, under the D’Ambrosia Agreement, Mr. D’Ambrosia is entitled to certain payments upon a termination without Cause (as defined therein), a resignation by Mr. D’Ambrosia for Good Reason (as defined therein) or a termination in the event of a Change in Control of the Company (as defined therein), all as set forth in detail in the D’Ambrosia Agreement and described in the “Potential Payments Upon Termination or Change in Control” section of this Proxy Statement.

The provisions described above and other material provisions of our agreement with APS and our employment agreements with Messrs. Fitzsimmons and D’Ambrosia are discussed in the 2026 Summary Compensation Table, the Grants of Plan-Based Awards Table, and in the Potential Payments Upon Termination or Change in Control sections of this Proxy Statement.

Other Agreements

At this time, the Committee has determined that it is not necessary to enter into employment agreements with any other executive positions. Further Mses. Mulholland and Donovan and Mr. Hawryschuk are entitled to one year’s base salary upon an involuntary termination without cause or a resignation for good reason (which is increased to two years’ base salary if the involuntary termination without cause or resignation for good reason is within two years following a change in control of the Company), as well as a pro rata bonus for the year of termination and accelerated vesting of outstanding stock options and time-vesting equity awards.

Impact of Accounting and Tax Treatment of Compensation

The accounting and tax treatment of compensation generally has not been a significant factor in determining the amounts of compensation for our executive officers. However, the Committee and management have considered the accounting and tax impact of various program designs to balance the potential cost to us with the benefit/value to the executive.

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EXECUTIVE COMPENSATION TABLES

2026 Summary Compensation Table

The table below sets forth the compensation paid to or earned by our Named Executive Officers for our three most recently completed fiscal years, which ended March 28, 2026, March 29, 2025, and March 30, 2024, or if less, the fiscal years in which the individual served as a Named Executive Officer.

Name and Principal Position	Year	Salary(1) ($)	Bonus(2) ($)	Option Awards(3) ($)	Stock Award(4) ($)	Non-Equity Incentive Plan Compensation(5) ($)	All Other Compensation(6) ($)	Total ($)

Peter D. Fitzsimmons,	2026	290,769	200,000	—	3,802,400	107,251	2,139,410	6,539,830
President and Chief Executive
Officer	2025	—	—	—	—	—	17,241	17,241

Brian J. D’Ambrosia	2026	460,000	—	—	980,767	127,254	33,626	1,601,647
Executive Vice President—	2025	450,000	—	224,863	674,984	—	33,000	1,382,847
Finance and Chief Financial Officer	2024	439,940	—	189,101	524,995	—	35,000	1,189,036

Maureen E. Mulholland	2026	390,000	—	—	735,569	86,311	38,461	1,250,341
Executive Vice President—	2025	379,686	—	168,646	506,204	—	34,300	1,088,836
Chief Legal Officer and Secretary	2024	369,376	—	132,613	449,984	—	30,600	982,573

Nicholas Hawryschuk	2026	360,000	—	—	490,386	79,672	41,646	971,704
Senior Vice President—Operations	2025	310,000	—	74,952	292,487	—	41,600	719,039
	2024	—	—	—	—	—	—	—

Cindy L. Donovan	2026	340,000	—	—	245,183	50,164	42,741	678,088
Senior Vice President—	2025	326,858	—	56,217	333,707	—	36,500	753,282
Chief Information Officer	2024	311,452	—	58,946	133,352	—	41,900	545,650

(1)

The amounts shown in this column reflect the payments our Named Executive Officers actually received in each fiscal year. For Fiscal 2026, Messr. D’Ambrosia and Hawryschuk, and Mmes. Mulholland and Donovan received a salary increase effective March 30, 2025, and for Mr. Fitzsimmons, his amount represents salary paid to him after being directly retained as our President and Chief Executive Officer effective December 2, 2025.

(2)	The amount shown in this column for Mr. Fitzsimmons for 2026 represents the one-time sign-on cash bonus of $200,000, which was paid as a lump sum in January 2026.

(3)

The amounts shown in this column represent the aggregate grant date fair value of option awards computed in accordance with FASB ASC 718. The fair value of each option award is estimated on the date of grant using the Black-Scholes option-pricing model. No stock options were granted to our Named Executive Officers in Fiscal 2026.

(4)

The amounts shown in this column represent the aggregate grant date fair value of time-vesting Restricted Stock Units (“RSUs”) and performance-vesting Restricted Stock Units (“PSUs”) calculated in accordance with FASB ASC 718. For each Named Executive Officer’s PSU award for Fiscal 2026, the maximum value as of the grant date, assuming the highest level of performance will be achieved and based on the closing price of the Company’s common stock on Nasdaq on the grant date is as follows: Mr. Fitzsimmons ($4,354,814); Mr. D’Ambrosia ($1,241,524); Ms. Mulholland ($931,153); Mr. Hawryschuk ($620,781); Ms. Donovan ($310,372);. The assumptions used in calculating compensation grant date fair value of RSUs and PSUs awarded in Fiscal 2026 are described more fully in Note 10 in the Company’s financial statements in the Form 10-K for the year ended March 28, 2026, as filed with the SEC. See the Grants of Plan-Based Awards table for further information on RSUs and PSUs awarded in Fiscal 2026.

(5)

The amounts shown in this column represents the amounts earned pursuant to the Company’s executive incentive plan. Additional information regarding the potential threshold, target and maximum payouts under the annual incentive bonus plan is included in the Grants of Plan-Based Awards table. For Mr. Fitzsimmons, this amount represents a prorated amount earned after being appointed President and Chief Executive Officer on December 2, 2025.

(6)

The following table shows each component of the “All Other Compensation” column for Fiscal 2026. For our Named Executive Officers, these components consist of the Company’s matching contributions to the 401(k) and the nonqualified deferred compensation plans, payment of life insurance premiums on behalf of the Named Executive Officers, payments under our executive supplemental health benefit program and the incremental cost to the Company of automobiles provided to the Named Executive Officers. For Mr. Fitzsimmons, the amount listed in the “All Other Compensation” column reflects the aggregate fees we paid to APS for Mr. Fitzsimmons’ services in Fiscal 2026. Pursuant to the APS engagement letter, APS provided Mr. Fitzsimmons to serve as our President and CEO, and we paid APS a monthly fee of $250,000 for Mr. Fitzsimmons’ services up to December 2, 2025; when Mr. Fitzsimmons was appointed President and Chief Executive Officer.

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Name	Company Matching Contributions ($)	Life Insurance Premium ($)	Executive Supplemental Health Premium ($)	Auto Allowance Perquisites ($)	Service Fee(1) ($)	Total ($)
Peter D. Fitzsimmons	10,800	315	4,191	4,565	2,119,539	2,139,410
Brian J. D’Ambrosia	12,702	944	17,132	2,848	—	33,626
Maureen E. Mulholland	10,632	944	9,668	17,217	—	38,461
Nicholas Hawryschuk	10,354	944	16,656	13,692	—	41,646
Cindy L. Donovan	15,412	944	16,656	9,729	—	42,741

(1)	Represents the aggregate fees paid to APS for Mr. Fitzsimmons’ service up to December 2, 2025, when Mr. Fitzsimmons was appointed President and Chief Executive Officer.

Grants of Plan–Based Awards

The following tables present estimated possible payouts under the non-equity incentive plan for Fiscal 2026 to our Named Executive Officers and provide information regarding plan-based awards under our stock incentive plans granted during Fiscal 2026 to our Named Executive Officers.

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)
Name	Threshold(2) ($)	Target ($)	Maximum ($)

Peter D. Fitzsimmons	145,385	290,769	581,538

Brian J. D’Ambrosia	172,500	345,000	690,000

Maureen E. Mulholland	117,000	234,000	468,000

Nicholas Hawryschuk	108,000	216,000	432,000

Cindy L. Donovan	68,000	136,000	272,000

(1)

The amounts in these columns consist of possible annual incentive payouts for Fiscal 2026. These awards were granted under our executive incentive plan. The amounts actually earned by our Named Executive Officers in Fiscal 2026 are reported as Non-Equity Incentive Plan Compensation column of the 2026 Summary Compensation Table.

(2)

Represents the minimum annual incentive payable under our executive incentive plan for Fiscal 2026 if threshold performance levels are met. See “Compensation Discussion and Analysis – Annual Incentive.”

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					All Other Stock Awards	All Other Option Awards	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards(2) ($)
		Estimated Future Payouts Under Equity Incentive Plan Awards(1)				Number of Securities Underlying Options (#)
Name	Grant Date	Threshold (#)	Target (#)	Maximum (#)	Number of Shares of Stock or Units

Peter D. Fitzsimmons	12/2/2025	89,238	178,476	356,952				2,177,407	(3)

	12/2/2025				26,441			499,999

	12/2/2025				59,492			1,124,994

Brian J. D’Ambrosia	6/13/2025				24,641			360,005

	6/13/2025	9,240	18,480	36,960				269,993

	6/13/2025	9,241	18,481	36,962				350,769	(3)

Maureen E. Mulholland	6/13/2025				18,480			269,993

	6/13/2025	6,930	13,860	27,720				202,495

	6/13/2025	6,931	13,861	27,722				263,082	(3)

Nicholas Hawryschuk	6/13/2025				12,320			179,995

	6/13/2025	4,620	9,240	18,480				134,996

	6/13/2025	4,621	9,241	18,482				175,394	(3)

Cindy L. Donovan	6/13/2025				6,160			89,998

	6/13/2025	2,310	4,620	9,240				67,498

	6/13/2025	2,310	4,620	9,240				87,688	(3)

(1)

Represents the target number of PSUs granted under the 2007 Stock Incentive Plan. For each Named Executive Officer’s PSU award for Fiscal 2026, the maximum value as of the grant date, assuming the highest level of performance will be achieved and based on the closing price of the Company’s common stock on Nasdaq on the grant date is as follows: Mr. Fitzsimmons ($4,354,814); Mr. D’Ambrosia ($1,241,524); Ms. Mulholland ($931,153); Mr. Hawryschuk ($620,781); and Ms. Donovan ($310,372).

(2)

All stock awards are granted under the 2007 Stock Incentive Plan. The amount listed in this column is the aggregate grant date fair value of RSUs and PSUs (at target) and calculated pursuant to FASB ASC 718.

(3)	The grant date fair value of these PSUs was calculated pursuant to FASB ASC 718 using a Monte Carlo simulation.

The material terms of the employment agreements and letter agreements, annual incentives, long-term compensation and perquisites and other personal benefits and retirement benefits of our Named Executive Officers are described more fully in the CD&A above. We encourage you to read the tables above and the related footnotes in conjunction with such information. The material terms of the equity plan awards of our Named Executive Officers are described more fully in the Outstanding Equity Awards at Fiscal 2026 Year End table below.

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Outstanding Equity Awards at Fiscal 2026 Year End

The following table provides information about the number of outstanding equity awards held by our Named Executive Officers at March 28, 2026.

	Option Awards						Stock Awards
(1) Name	(2) Grant Date		(3) Number of Securities Underlying Unexercised Options (#) Exercisable	(4) Number of Securities Underlying Unexercised Options (#) Unexercisable	(5) Option Exercise Price ($)	(6) Option Expiration Date	(7) Number of Shares or Units of Stock That Have Not Vested (#)	(8) Market Value of Shares or Units of Stock That Have Not Vested ($)	(9) Equity Incentive Plan Awards: Number of Unearned Shares or Units That Have Not Vested (#)	(10) Equity Incentive Plan Awards: Market Value of Unearned Shares or Units That Have Not Vested ($)
Peter D. Fitzsimmons	12/02/2025	(5)	—	—	—		26,441	409,043	—	—
	12/02/2025	(6)	—	—	—		59,492	920,341	—	—
	12/02/2025	(7)	—	—	—		—	—	178,476	2,761,024

			—	—	—		85,933	1,329,384	178,476	2,761,024

Brian J. D’Ambrosia	6/1/2020	(3)	14,158	—	55.15	5/31/2026	—	—	—	—
	7/30/2021	(3)	12,542	—	58.00	7/30/2031	—	—	—	—
	5/12/2022	(1)	—	—	—		979	15,145	—	—
	5/12/2022	(3)	10,551	3,517	44.68	5/11/2028	—	—	—	—
	6/19/2023	(1)	—	—	—		2,215	34,266	—	—
	6/19/2023	(2)	—	—	—		—	—	8,861	137,080
	6/19/2023	(3)	6,579	6,579	39.50	6/18/2029	—	—	—	—
	10/26/2023	(4)	3,334	1,666	25.74	10/25/2029	—	—	—	—
	5/9/2024	(1)	—	—	—		6,270	96,997	—	—
	5/9/2024	(2)	—	—	—		—	—	16,722	258,689
	5/9/2024	(3)	8,549	25,646	26.91	5/8/2030	—	—	—	—
	6/13/2025	(1)	—	—	—		24,641	381,196	—	—
	6/13/2025	(2)	—	—	—		—	—	18,480	285,886
	6/13/2025	(2)	—	—	—		—	—	18,481	285,901

			55,713	37,408			34,105	527,604	62,544	967,556

Maureen E. Mulholland	6/1/2020	(3)	5,056	—	55.15	5/31/2026	—	—	—	—
	7/30/2021	(3)	10,750	—	58.00	7/30/2031	—	—	—	—
	5/12/2022	(1)	—	—	0.00		839	12,979	—	—
	5/12/2022	(3)	9,044	3,014	44.68	5/11/2028	—	—	—	—
	6/19/2023	(1)	—	—	0.00		1,898	29,362	—	—
	6/19/2023	(2)	—	—	0.00		—	—	7,595	117,495
	6/19/2023	(3)	5,639	5,639	39.50	6/18/2029	—	—	—	—
	5/9/2024	(1)	—	—	0.00		4,702	72,740	—	—
	5/9/2024	(2)	—	—	0.00		—	—	12,541	194,009
	5/9/2024	(3)	6,412	19,234	26.91	5/8/2030	—	—	—	—
	6/13/2025	(1)	—	—	0.00		18,480	285,886	—	—
	6/13/2025	(2)	—	—	0.00		—	—	13,860	214,414
	6/13/2025	(2)	—	—	0.00		—	—	13,861	214,430

			36,901	27,887			25,919	400,967	47,857	740,348

Nicholas Hawryschuk	8/3/2020	(3)	2,500	—	58.44	8/2/2026	—	—	—	—
	7/30/2021	(3)	3,583	—	58.00	7/30/2031	—	—	—	—
	5/12/2022	(1)	—	—	—		279	4,316	—	—
	5/12/2022	(3)	3,015	1,004	44.68	5/11/2028	—	—	—	—
	6/19/2023	(1)	—	—	—		633	9,793	—	—
	6/19/2023	(2)	—	—	—		—	—	1,266	19,585
	6/19/2023	(3)	1,880	1,879	39.50	6/18/2029	—	—	—	—
	5/9/2024	(1)	—	—	—		2,090	32,332	—	—
	5/9/2024	(2)	—	—	—		—	—	2,787	43,115
	5/9/2024	(3)	2,850	8,548	26.91	5/8/2030	—	—	—	—
	7/23/2024	(8)	—	—	—		3,864	59,776	—	—
	6/13/2025	(1)	—	—	—		12,320	190,590	—	—
	6/13/2025	(2)	—	—	—		—	—	9,240	142,943
	6/13/2025	(2)	—	—	—		—	—	9,241	142,958

			13,828	11,431			19,186	296,807	22,534	348,601

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	Option Awards						Stock Awards
(1) Name	(2) Grant Date		(3) Number of Securities Underlying Unexercised Options (#) Exercisable	(4) Number of Securities Underlying Unexercised Options (#) Unexercisable	(5) Option Exercise Price ($)	(6) Option Expiration Date	(7) Number of Shares or Units of Stock That Have Not Vested (#)	(8) Market Value of Shares or Units of Stock That Have Not Vested ($)	(9) Equity Incentive Plan Awards: Number of Unearned Shares or Units That Have Not Vested (#)	(10) Equity Incentive Plan Awards: Market Value of Unearned Shares or Units That Have Not Vested ($)
Cindy L. Donovan	6/1/2020	(3)	4,045	—	55.15	5/31/2026	—	—	—	—
	7/30/2021	31)	4,475	—	58.00	7/30/2031	—	—	—	—
	5/12/2022	(1)	—	—	0.00		373	5,770
	5/12/2022	(3)	4,020	1,339	44.68	5/11/2028	—	—	—	—
	6/19/2023	(1)	—	—	0.00		844	13,057	—	—
	6/19/2023	(2)	—	—	0.00		—	—	1,688	26,113
	6/19/2023	(3)	2,507	2,506	39.50	6/18/2029	—	—	—	—
	5/9/2024	(1)	—	—	0.00		1,567	24,241	—	—
	5/9/2024	(2)	—	—	0.00		—	—	4,180	64,665
	5/9/2024	(3)	2,138	6,411	26.91	5/8/2030	—	—	—	—
	7/23/2024	(8)	—	—	0.00		4,474	69,213	—	—
	6/13/2025	(1)	—	—	0.00		6,160	95,295	—	—
	6/13/2025	(2)	—	—	0.00		—	—	4,620	71,471
	6/13/2025	(2)	—	—	0.00		—	—	4,620	71,472

			17,185	10,256			13,418	207,576	15,108	233,721

(1)	These RSUs vest over four years as follows: one-quarter of the units on the yearly anniversary of the grant date.

(2)

These PSUs vest in three years if the Company achieves its return on invested capital goal established by our Board of Directors for the PSUs granted in our fiscal year ending March 30, 2024, and the Fiscal 2027 and Fiscal 2028 PSU rTSR goal established by our Board of Directors for the PSUs granted in Fiscal 2025 and Fiscal 2026, respectively, and its Fiscal 2026 EBITDA goal established by our Board of Directors for one of the PSUs granted in Fiscal 2026. These amounts were calculated using the target number of shares underlying the PSUs.

(3)	These options vests over four years as follows: one-quarter of the options in each grant vests on the yearly anniversary of the grant. These options have a six-year life from the grant date.

(4)	These options vests over three years as follows: one-third of the options in each grant vests on the yearly anniversary of the grant. These options have a six-year life from grant date.

(5)	This restricted stock award vests on the first anniversary of the effective date of the grant date.

(6)	These RSUs vest over two years in equal increments on December 31, 2026 and December 31, 2027.

(7)	These PSUs vest on December 31, 2027, based on whether the Company achieves established goals with respect to the Company’s stock price as of December 31, 2027.

(8)	These RSUs vest over three years as follows: one-third of the units on the yearly anniversary of the grant date.

2026 Option Exercises and Stock Vested

The following table shows all stock options exercised and value realized upon exercise by our Named Executive Officers during Fiscal 2026. The following table also shows all RSUs that vested and the value received upon vesting by our Named Executive Officers during Fiscal 2026.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)

Peter D. Fitzsimmons	—	—	—	—

Brian J. D’Ambrosia	—	—	4,931	63,822

Maureen E. Mulholland	—	—	4,002	51,960

Nicholas Hawryschuk	—	—	3,441	51,630

Cindy L. Donovan	—	—	3,825	57,999

(1)	The value realized equals the fair market value of our common stock on the date of vesting, multiplied by the number of RSUs that vested.

40

Monro, Inc. 401(k) Plan

The Company sponsors a profit-sharing plan with a 401(k) feature (the “401(k) Plan”). The 401(k) Plan is intended to qualify under Section 401(a) of the Internal Revenue Code.

Each employee who has attained age 18 becomes a participant as of the first day of employment. Participants may elect to reduce their compensation by up to the lesser of 50% of their annual compensation or the statutorily prescribed annual limit and to have the amount of the reduction contributed to their account in the 401(k) Plan. One of the investment options available to participants is the Company’s common stock.

The Company matches certain employee contributions to the matching accounts of those employees who are contributing to the 401(k) Plan. Matching contributions are made on a per pay period basis.

Pursuant to the APS engagement letter, APS provided Mr. Fitzsimmons to serve as our President and CEO from March 28, 2025 to December 1, 2025, and he was not eligible to participate in our profit-sharing plan during this time period.

Deferred Compensation Plan

The Company maintains the Monro, Inc. Executive Deferred Compensation Plan (the “Plan”) to provide an opportunity for additional tax-deferred savings to a select group of management or highly compensated employees. The Plan is an unfunded arrangement and the participants, or their beneficiaries have an unsecured claim against the general assets of the Company to the extent of their Plan benefits. The Plan was adopted on January 1, 2022. The prior Deferred Compensation Plan was frozen effective December 31, 2021, and remains in effect for deferrals made prior to December 31, 2021.

The Plan permits participants to defer all or any portion of the compensation that would otherwise be payable to them for the calendar year. In addition, the Company will credit to the participants’ accounts such amounts as would have been contributed to the 401(k) Plan but for the limitations that are imposed under the Internal Revenue Code based upon the participants’ status as highly compensated employees. The Company may also make such additional discretionary allocations as are determined by the Committee. No amounts credited under the Plan are funded and the Company maintains accounts to reflect the amounts owed to each participant. The accounts are credited with earnings or losses calculated on the basis of an interest rate or other formula as determined from time to time by the Board upon recommendation of the Committee. The current annual earnings rate is 5%.

Benefits are payable at a participant’s election in a single cash sum or in annual installments for a period not to exceed 10 years at the date designated by the participant upon his or her annual deferral election. Payments are made earlier in the event a participant dies, becomes disabled or incurs an unanticipated emergency.

Pursuant to the APS engagement letter, APS provided Mr. Fitzsimmons to serve as our President and CEO from March 28, 2025 to December 1, 2025, and he was not eligible to participate in the Plan during this time period.

Nonqualified Deferred Compensation Table

Name	Executive Contributions in Last Fiscal Year ($)(1)	Company Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)(3)

Peter D. Fitzsimmons	—	—	—	—	—

Brian J. D’Ambrosia	18,385	7,046	12,127	—	266,930

Maureen E. Mulholland	15,588	7,035	13,054	—	285,177

Nicholas Hawryschuk	14,385	6,896	3,662	—	87,382

Cindy L. Donovan	15,669	5,223	2,588	—	62,316

(1)	Amounts in this column include amounts reported in the “Salary” and/or “Non-Equity Incentive Plan Compensation” columns in the 2026 Summary Compensation Table.

(2)	These amounts are included in the “All Other Compensation” column of the 2026 Summary Compensation Table.

41

(3)

Of the total amounts shown in this column, only $226,353 of Mr. D’Ambrosia’s amount, $224,942 of Ms. Mulholland’s amount, and $9,197 of Ms. Donovan’s amount have been previously reported as compensation in Summary Compensation Tables since 2002 when the prior Deferred Compensation Plan was implemented. The total amounts include compensation for years when they were not one of our Named Executive Officers.

Potential Payments Upon Termination Or Change In Control

The following is a summary setting forth potential payments payable to our Named Executive Officers upon termination of employment or a change in control of the Company under their employment arrangements or letter agreements and our other compensation programs in effect as of March 28, 2026. Specifically, compensation payable to each of these Named Executive Officers upon voluntary termination, involuntary termination without cause, retirement, termination following a change in control, and in the event of death or disability of the executive is discussed below. The amounts shown in the tables below assume that such termination was effective as of March 28, 2026. Therefore, they include amounts earned through such time and are estimates of the amounts which would be paid out to the executives (or their beneficiaries) upon their termination. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the timing during the year of any such event, the price of our common stock and the executive’s age. For all of the Named Executive Officers, these benefits are in addition to benefits available generally to salaried employees upon termination, such as earned but unpaid salary through the date of termination and amounts accrued and vested under our 401(k) Plan.

Payments Made Upon Any Termination

Regardless of the manner in which their employment terminates, the Named Executive Officer is entitled to receive amounts earned during his or her term of employment. Such amounts include:

•	earned but unpaid salary through the date of termination;

•	non-equity incentive compensation earned and payable prior to the date of termination;

•	option grants received which have already vested and are exercisable prior to the date of termination (subject to the terms of the applicable option agreement); and

•	amounts accrued and vested under the Company’s 401(k) and nonqualified deferred compensation plans.

Payments Made Upon Involuntary Termination Without Cause

As a result of their employment agreements or letter agreements, in the event that a Named Executive Officer’s employment is involuntarily terminated without cause (or for Mr. Fitzsimmons, also in the case of our nonrenewal of his employment agreement), the Named Executive Officer would receive, in addition to the items identified under the heading “Payments Made Upon Any Termination” above:

•	One year’s base salary;

•	Payment of the non-equity incentive compensation for the then-current fiscal year, to the extent payable based on our actual performance for such fiscal year and pro rata to the date of termination;

•

All then-outstanding unvested stock options and unvested RSUs will immediately and automatically vest and vested stock options will be exercisable for 90 days (but no later than the option’s original expiration date);

•

Any then-outstanding unvested PSUs shall be eligible to vest on a pro rata basis based on the period of time the Named Executive Officer was employed during the performance period and achievement of the applicable performance goals; and

•	In the case of Mr. Fitzsimmons’ Initial Grant PSUs, unvested PSUs will vest without proration based on performance achievement to the date of his termination.

42

Table of Payments Upon Involuntary Termination Without Cause

The following table includes the intrinsic value (that is, the value based upon the price of our common stock) of equity awards that would be exercisable or vested if our Named Executive Officer had involuntarily been terminated without cause on March 28, 2026.

	Base Salary ($)	Non-Equity Incentive Plan Compensation Award ($)	RSUs ($)	PSUs ($)	Health Plan Continuation ($)	Total ($)

Peter D. Fitzsimmons	900,000	107,251	1,329,384	—	11,665	2,348,299

Brian J. D’Ambrosia	460,000	127,254	527,604	485,033	—	1,599,891

Maureen E. Mulholland	390,000	86,311	400,967	363,771	—	1,241,049

Nicholas Hawryschuk	360,000	79,672	296,807	185,033	—	921,512

Cindy L. Donovan	340,000	50,164	207,576	121,252	—	718,992

Payments Made Upon Retirement

None of our Named Executive Officers were eligible to receive retirement benefits as of March 28, 2026.

Payments Made Upon Death or Permanent Disability

In the event of the death or permanent disability of a Named Executive Officer on March 28, 2026, the Named Executive Officer would receive, in addition to the items listed under the heading “Payments Made Upon Any Termination” above:

•

In the case of death, all then-outstanding unvested options would immediately and automatically vest and would be exercisable for one year following death (but no later than the option’s original expiration date);

•	In the case of death, all then-outstanding unvested RSUs (other than Mr. Fitzsimmons’ Initial Grant RSUs) would immediately vest in full;

•

In the case of death, any unvested PSUs (including Mr. Fitzsimmons’ Initial Grant PSUs) shall be eligible to vest on a pro rata basis based on the period of time the Named Executive Officer was employed during the performance period and achievement of the applicable performance goals;

•

in the case of the death or disability, payment of the non-equity incentive compensation for the then-current fiscal year, to the extent payable based on the Company’s actual performance for such fiscal year and pro rata to the date of their death or disability;

•

In the case of the death of Mr. Fitzsimmons, the then-outstanding unvested portion of his Stock Grant shall become fully vested; the then-outstanding unvested portion of his Initial Grant RSUs shall become fully vested; and the then-outstanding unvested portion of his Initial Grant PSUs shall be eligible to vest on a pro rata basis based on the period of time he was employed during the performance period and achievement of the applicable performance goals;

•

In the case of disability of Mr. Fitzsimmons, the then-outstanding unvested portion of his Stock Grant shall become fully vested; the then-outstanding unvested portion of his Initial Grant RSUs shall become fully vested on a pro rata basis; and the then-outstanding unvested portion of his Initial Grant PSUs shall be eligible to vest on a pro rata basis based on the period of time he was employed during the performance period and achievement of the applicable performance goals;

•

In the case of death or disability of Messrs. Fitzsimmons or D’Ambrosia, they would be entitled to one year’s base salary payable on the six-month anniversary of their death or as salary continuation for a year in the case of disability;

43

•	In the case of disability, the Named Executive Officer would receive benefits under our disability plan or payments under our life insurance plan, as appropriate; and

•

In the case of the disability of Messrs. Fitzsimmons or D’Ambrosia, they would receive the right to continue to participate in the Company’s group life, medical/dental and disability insurance plans, each at the same ratio of employer/employee contribution as applicable to them immediately prior to the termination event.

Table of Payments Upon Death

The following table includes the intrinsic value (that is, the value based upon the price of our common stock, and in the case of options, minus the exercise price) of equity awards that would be exercisable or vested if a Named Executive Officer had died on March 28, 2026.

Name	Salary Continuation ($)	Non-Equity Incentive Plan Compensation ($)	Life Insurance ($)	RSUs ($)	PSUs ($)	Total ($)

Peter D. Fitzsimmons	900,000	107,251	425,000	1,329,384	—	2,761,635

Brian J. D’Ambrosia	460,000	127,254	425,000	527,604	485,033	2,024,891

Maureen E. Mulholland	—	86,311	425,000	400,967	363,771	1,276,049

Nicholas Hawryschuk	—	79,672	425,000	296,807	185,033	986,512

Cindy L. Donovan	—	50,164	425,000	207,576	121,252	803,992

Table of Payments Upon Permanent Disability

The following table includes the intrinsic value (that is, the value based upon the price of our common stock) of equity awards that would be exercisable or vested if a Named Executive Officer had been permanently disabled on March 28, 2026. For these purposes, “permanent disability” generally means total disability, resulting in the executive being unable to perform his or her job as determined by our life and disability insurance provider, or in the case of Mr. Fitzsimmons’ Stock Award and Initial Grant, Messrs. Fitzsimmons’ and D’Ambrosia’s one year’s base salary continuation, and the payment of a Named Executive Officer’s non-equity incentive compensation for the then-current fiscal year, that he or she is unable to perform the essential functions of his job with or without reasonable accommodation for a period or periods aggregating 90 days during any 12-month period.

Name	Salary Continuation ($)	Non-Equity Incentive Plan Compensation ($)	Life and Health Plan Continuation ($)	Disability ($)(1)	RSUs ($)	PSUs ($)	Total ($)

Peter D. Fitzsimmons	900,000	107,251	918	106,265	562,432	—	1,676,866

Brian J. D’Ambrosia	460,000	127,254	1,836	209,394	—	—	798,484

Maureen E. Mulholland	—	86,311	—	209,394	—	—	295,705

Nicholas Hawryschuk	—	79,672	—	209,394	—	—	289,066

Cindy L. Donovan	—	50,164	—	209,394	—	—	259,558

(1)

This amount represents the present value (at an assumed rate of 3%) of the long-term disability payments that would be paid to our Named Executive Officer (excluding Mr. Fitzsimmons) for a period of two years after becoming disabled per the terms of our disability plan. In the case of Mr. Fitzsimmons, he would be eligible for disability payments for one year after becoming disabled.

44

Payments Made Upon a Change in Control

No benefits are provided solely upon a change in control. As discussed in detail in the CD&A above, the employment agreements and letter agreements that the Company entered into with our Named Executive Officers contain provisions regarding benefits payable in the event of an involuntary termination without cause or resignation for good reason within two years following a change in control. The benefits that the Named Executive Officer would receive, in addition to the items listed under the heading “Payments Made Upon Any Termination” above, include:

•	Two years’ base salary;

•

Payment of the non-equity incentive compensation for the then-current fiscal year, to the extent payable based on the Company’s actual performance for such fiscal year and pro rata to the date of the Named Executive Officer’s termination;

•	All then-outstanding unvested options would immediately and automatically vest and be exercisable for 90 days following such termination (but no later than the option’s original expiration date);

•	All then-outstanding RSUs, including Mr. Fitzsimmons Initial Grant RSUs, would immediately vest;

•

Any then-outstanding unvested PSUs shall be eligible to vest on a pro rata basis based on the period of time the Named Executive Officer was employed during the performance period and achievement of the applicable performance goals;

•	In the case of Mr. Fitzsimmons, any unvested portion of his Stock Award would immediately vest and his Initial Grant PSUs would vest without proration based on performance to date;(1) and

•

In the case of Mr. Fitzsimmons, a monthly payment equal to COBRA continuation coverage for him and his spouse under our healthcare, dental and vision plans in which he is enrolled in as of the termination date, payable for six months.

(1)

The Stock Award and the Initial Grant PSUs were provided in connection with Mr. Fitzsimmons’ recruitment, to offset compensation forfeited at his prior employer. The Committee viewed this treatment as appropriate in light of the unique circumstances surrounding his hire and in consideration of a possible change in control shortly after commencement of his employment that could otherwise deprive him of the intended value of these awards. This is not applicable to any of his other awards, or to the awards of any other executive.

The Committee has a policy that we will not enter into any employment agreements or letter agreements that include excise tax gross-up provisions with respect to payments contingent upon a change in control and none currently exist.

Table of Potential Payments Upon Change in Control

The following table includes the intrinsic value (that is, the value based upon the price of the Company’s common stock) of equity awards that would be exercisable or vested if the Named Executive Officer had been involuntarily terminated without cause or resigned for good reason on March 28, 2026, within two years following a change in control.

Name	Base Salary ($)	Non-Equity Incentive Plan Compensation Award ($)	RSUs ($)	PSUs ($)	Health Plan Continuation ($)	Total ($)

Peter D. Fitzsimmons	1,800,000	107,251	1,329,384	—	11,665	3,248,300

Brian J. D’Ambrosia	920,000	127,254	527,604	485,033	—	2,059,891

Maureen E. Mulholland	780,000	86,311	400,967	363,771	—	1,631,049

Nicholas Hawryschuk	720,000	79,672	296,807	185,033	—	1,281,512

Cindy L. Donovan	680,000	50,164	207,576	121,252	—	1,058,992

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Equity Compensation Plan Information

We maintain stock incentive plans under which employees and non-employee directors may be granted awards of stock options, PSUs, RSUs, and restricted stock. The following table contains information relating to such plans as of March 28, 2026.

Plan Category	Number of Securities To Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)[1]	Weighted Average Exercise Price of Outstanding Options (b)[2]	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)

Equity compensation plans approved by security holders	1,194,984	43.04	2,155,873

Equity compensation plans not approved by security holders	—	—	—

Total	1,194,984	43.04	2,155,873

(1)	This amount in column (a) includes shares potentially issuable upon settlement of 868,937 outstanding RSUs and PSUs issued under our 2007 Stock Incentive Plan.

(2)	RSUs and PSUs do not have an exercise price and thus they have been excluded from the weighted average exercise price calculation in this column (b).

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO, Mr. Fitzsimmons.

For Fiscal 2026, the median of the annual total compensation of all employees of the Company was $47,305 and the annual total compensation of our CEO was $6,539,830.

Based on this information, we reasonably estimate that the ratio of the annual total compensation of our CEO to the median annual total compensation of all other employees for Fiscal 2026 was 138 to 1.

To identify the median employee, we used the following methodology and material assumptions, adjustments and estimates:

•

We selected March 28, 2026, as the date upon which we would identify our median employee. We determined that, as of such date, we employed approximately 6,400 employees, including full-time, part-time and temporary employees.

•

We chose gross pay for the period of March 30, 2025 through March 28,2026 as the consistently applied compensation measure used to determine our median employee. We did not make any cost-of-living adjustments.

•

As permitted by the SEC rules, we annualized the compensation of employees (other than seasonal and temporary employees) who were employed with us on March 28, 2026, but who were not employed for all of Fiscal 2026. Pursuant to SEC rules, we did not annualize the compensation of seasonal or temporary employees and we did not convert the compensation of part-time employees to a full-time equivalency.

•	Applying this methodology, we determined that our median employee was a full-time hourly employee, working as a store-level technician.

After we identified our median employee, we calculated the median employee’s annual total compensation for Fiscal 2026 in accordance with the requirements of the applicable SEC rules.

To calculate the pay ratio, we divided the sum of our CEO’s annual total compensation by our median employee’s annual total compensation.

46

The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
Pay Versus Performance
The following table sets forth the compensation for our principal executive officers (the “PEOs”) and the average compensation for our other Named Executive Officers (the
“non-PEO
NEOs”), both as reported in the Summary Compensation Table in this Proxy Statement and with certain adjustments to reflect the “compensation actually paid” to such individuals, as defined under the SEC’s pay versus performance disclosure rules, for each of fiscal year 2026, 2025, 2024, 2023 and 2022. For further information concerning our pay-for-performance
philosophy and how we align executive compensation with Company financial performance, refer to the CD&A above.

A	B	C	D	E	F	G	H	I
Year	Summary Compensation Table Total for PEO	Compensation “Actually Paid” to PEO	Average Summary Compensation Table Total for non-PEO NEOs	Average Compensation “Actually Paid” to non- PEO NEOs	Value of Initial Fixed $100 Investment Based On:		Net Income (loss) (in thousands)	Revenue ( in thousands )
					Company TSR	Peer Group TSR

2026	$6,539,830	$5,383,966	$1,125,445	$1,111,008	28	137	$2,173	$1,157,176

2025	$2,700,124	$753,855	$986,001	$291,366	46	251	$(5,182)	$1,195,334

2024	$1,652,412	$619,403	$1,031,908	$300,737	86	258	$37,571	$1,276,789

2023	$1,559,720	$1,492,150	$935,240	$887,887	130	188	$39,048	$1,325,382

2022	$4,554,904	$3,125,422	$1,198,786	$868,745	114	194	$61,568	$1,359,328
The following table shows the executives who were included in columns B and C as our PEOs for fiscal years 2022 through 2026:

Executive Name	2022	2023	2024	2025	2026

M. Broderick	X	X	X	X

P. Fitzsimmons				X	X

R. Mellor	X
The following table shows the executives who were included in columns D and E as our non-PEO
NEOs for fiscal years 2022 through 2026:

Executive Name	2022	2023	2024	2025	2026

B. D’Ambrosia	X	X	X	X	X

M. Mulholland	X	X	X	X	X

M. Henson	X	X	X

R. Rajkowski	X	X

D. Tripoli		X

N. Hawryschuk				X	X

C. Donovan			X	X	X

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Compensation Actually Paid to PEOs and Average Compensation Actually Paid to
Non-PEO
NEOs (Columns C and E)
Columns C and E, respectively, include the amount of Compensation Actually Paid to our CEO and average of our other NEOs (according to SEC rules). The amounts are not current cash payments. Our retirement benefits are paid only after retirement and our long-term incentives’ value vary with company performance (including stock price) until they are vested or exercised (in the case of options).
The following table shows adjustments made to total compensation for each year to determine the Compensation Actually Paid:

	Summary Compensation Table Total	Minus summary compensation table value of stock awards	Minus summary compensation table value of option awards	plus pay versus performance value of equity awards	equals compensation actually paid

PEO
2026	$6,539,830	$3,802,400	$—	$2,646,536	$5,383,966

Average Non-PEO
2026	$1,125,445	$612,976	$—	$598,539	$1,111,008

•
Summary Compensation Table Value of Stock Awards and Option Awards includes the total grant date fair value of equity awards reported in the Stock Awards and Option Awards columns in the Summary Compensation Table.

•	Pay Versus Performance Value of Equity Awards includes the following:

-	For awards granted in the applicable year, the fair value:

•	At year-end for awards that are outstanding and unvested

•	As of the vesting date for awards that vest in the applicable year

-	For awards granted in prior years, the change in fair value:

•	From the beginning of the year to the end of the year for awards that remain outstanding and unvested

•	From the beginning of the year to the vesting date for awards that vest in the applicable year

•	From the beginning of the year to zero for awards that fail to vest

•	Fair values as of each measurement date were determined in accordance with ASC 718 as follows:

-	Stock awards are valued based on the stock price on the relevant valuation date. Performance share awards are also adjusted to reflect the probable outcome of the performance conditions.

-
Stock options were valued using the Black-Scholes model at grant date and are valued using the lattice valuation model at each subsequent valuation period. The lattice valuation model was deemed most appropriate because it is better able to value stock options at varying levels of stock price relative to the option exercise price.

-	See Note 10 in our financial statements in the Form 10-K for the year ended March 28, 2026, as filed with the SEC for additional details on the valuation assumptions used at grant.

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The following table shows the amounts included in the Pay Versus Performance Value of Equity Awards.

	Year end fair value of equity awards granted during applicable year	change in FV as of year end of any prior year awards that remain unvested at year end	change in fair value as of the vesting date of any prior year awards that vested during applicable year	Fair value of awards as of vesting date that were granted and vested during the year	subtract the FV as of the prior FY for awards that did not vest (failed to vest)	add the amount of dividend or other earnings paid on stock or option awards PRIOR to vesting that are not otherwise included in total comp for the FY	Pay versus Performance Value of Equity awards

PEO
2026	$2,646,536	$—	$—	—	$—	—	$2,646,536

Average Non-PEO
2026	$623,642	$(18,659)	$(6,444)	—	—	—	$598,539
Total Shareholder Return and Peer Group Shareholder Return (Columns F and G)
Columns F and G are the cumulative total shareholder return of a $100 investment from the beginning of fiscal year 2022 through the end of each of the years indicated for the Company (column F) and the S&P Composite Specialty Retail Index (column G). Total shareholder return includes share price appreciation and assumes dividend reinvestment.
Net Income (Column H)
Column H includes the Company’s net income, in thousands, as reported in the Company’s audited financial statements.
Revenue (Column I)
The dollar amounts reported in column I represent the amount of sales (in thousands) as reported in our audited consolidated financial statements on Form
10-K
for the applicable fiscal year. Revenue is an important financial performance measure used to link compensation actually paid to our NEOs to company performance.
Financial Performance Measures
As discussed in the CD&A above, our executive compensation program and compensation decisions reflect the guiding principle of aligning long-term performance with shareholder interests. The metrics used within our incentive plans are selected to support these objectives. The most important financial performance measures used by the Company during the most recently completed fiscal year include:

•	Revenue

•	Adjusted Operating Income

•	Relative Total Shareholder Return

•	Adjusted EBITDA
Analysis of the Information Presented in the Pay Versus Performance Table
In accordance with Item 402(v) of Regulation
S-K,
the Company is providing the following graphs with respect to the relationships between information presented in the Pay Versus Performance table.

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CAP versus TSR

As shown in the chart below, the PEO and other NEO CAP amounts are generally aligned with the Company’s TSR. This is due primarily to the Company’s use of equity incentives, which are tied directly to stock price in addition to the Company’s financial performance. The Fiscal Year 2022 PEO CAP is higher primarily due to the equity awards granted to the Company’s new CEO in that year. The Fiscal Year 2026 PEO CAP is higher primarily related to the equity awards granted to the Company’s new CEO and fees paid to APS for the CEO’s services until being directly employed by the Company on December 2, 2025.

CAP versus Net Income

As shown in the chart below, the Company’s net income has fluctuated each year while the NEO CAP has not varied significantly, primarily due to the significant emphasis the Company places on equity incentives. The PEO CAP did increase significantly in Fiscal Year 2022, primarily due to the equity awards granted to the Company’s new CEO. The Fiscal Year 2026 PEO CAP is higher primarily related to the equity awards granted to the Company’s new CEO and fees paid to APS for the CEO’s services until being directly employed by the Company on December 2, 2025. In Fiscal 2026, the performance measures used for our annual incentive award and a portion of the long-term incentive award were adjusted operating income and adjusted EBITDA, respectively, which are non-GAAP measures. We believe these measures reflect our core business operations while excluding certain items that are not part of our core operations and are non-recurring by nature. These measures better correlate to PEO and NEO CAP for Fiscal Year 2026 than net income because of the non-recurring costs we incurred during the year.

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CAP versus Revenue

As shown in the chart below, the Company’s revenue trend has been in line with the NEO CAP each year. The PEO CAP did increase significantly in Fiscal Year 2022, primarily due to the equity awards granted to the Company’s new CEO. The Fiscal Year 2026 PEO CAP is higher primarily related to the equity awards granted to the Company’s new CEO and fees paid to APS for the CEO’s services until being directly employed by the Company on December 2, 2025. In addition, the Company does use comparable store sales increases when determining incentive plan payouts.

Compensation Committee Interlocks and Insider Participation

In Fiscal 2026, the members of the Compensation Committee were Hope B. Woodhouse, John L. Auerbach, Leah C. Johnson, Stephen C. McCluski and Robert E. Mellor. Except for Mr. Mellor, who served as the Company’s interim CEO from August 19, 2020 to April 6, 2021, none of these individuals is a current or former employee or officer of the Company or any of its subsidiaries. Mr. Mellor did not serve on the Compensation Committee while he served as interim CEO. During Fiscal 2026, no member of the Compensation Committee was an executive officer of another entity on whose compensation committee or board of directors any executive officer of the Company served.

Compensation Committee Report

The Compensation Committee oversees the Company’s executive compensation program on behalf of the Board of Directors. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with Company management the Compensation Discussion and Analysis set forth in this Proxy Statement. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors the inclusion of the Compensation Discussion and Analysis in this Proxy Statement and its incorporation by reference into the Company’s 2026 Annual Report on Form 10-K.

The Compensation Committee

John L. Auerbach, Chairman

Leah C. Johnson

Stephen C. McCluski

Robert E. Mellor

Hope B. Woodhouse

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the number of shares of our common stock beneficially owned as of June 22, 2026 by:

•	Each person, who, to our knowledge beneficially owns more than 5% of our common stock;

•	Each director and nominee;

•	Our Named Executive Officers; and

•	All directors and executive officers, as a group.

A beneficial owner of stock is a person who has sole or shared voting power, meaning the power to control voting decisions, or sole or shared investment power, meaning the power to cause the sale of the stock. All individuals listed in the table have sole voting and investment power over the shares unless otherwise indicated. Unless otherwise indicated, the address for each of the named beneficial owners is 295 Woodcliff Drive, Suite 202, Fairport, New York 14450. Percentages are based on 31,246,875 shares issued and outstanding on June 22, 2026.

Beneficial Owner	Number of Shares Beneficially Owned		Shares Acquirable within 60 Days		Percent of Class Including Options

Icahn Enterprises L.P.	5,078,573	(1)	—		16.3%

BlackRock, Inc.	4,165,115	(2)	—		13.3%

Gamco Asset Management Inc. et al	3,195,847	(3)	—		10.2%

Peter J. Solomon	1,388,720	(4),(5)			4.4%

Robert E. Mellor	46,228	(5)			*

Lindsay N. Hyde	30,728	(5)			*

Peter D. Fitzsimmons	26,100				*

Stephen C. McCluski	31,928	(5)			*

Brian J. D’Ambrosia	25,999		56,911	(6)	*

John L. Auerbach	25,033	(5)			*

Leah C. Johnson	23,594	(5)			*

Hope B. Woodhouse	16,992	(5)			*

Maureen E. Mulholland	11,284		44,090	(7)	*

Thomas B. Okray	13,243	(5)			*

Cindy L. Donovan	6,412		19,547	(8)	*

Nicholas Hawryschuk	5,641		20,070	(9)	*

All directors, director nominees and executive officers as a group (14 persons)	1,653,345		140,618		5.7	%(10)

*	Represents less than 1% ownership

(1)

Reported as of November 6, 2025, according to a statement on Schedule 13D, filed on November 7, 2025, by Icahn Enterprises L.P. (“Icahn Enterprises”) and Carl C. Icahn. Each of Icahn Enterprises and Carl C. Icahn reported sole voting and dispositive power with respect to 5,078,573 shares. The address of Icahn Enterprises and Carl C. Icahn is 16690 Collins Avenue, PH-1, Sunny Isles Beach, FL 33160.

(2)

Reported as of September 30, 2025, according to a statement on Schedule 13G, filed on October 17, 2025, by BlackRock, Inc. (“BlackRock”). BlackRock reported sole voting power with respect to 4,108,697 shares and sole dispositive power with respect to 4,165,115 shares. BlackRock’s address is 50 Hudson Yards, New York, NY 10001.

52

(3)

Reported as of April 24, 2026, according to a statement on Schedule 13D, filed on April 27, 2026, by GAMCO Investors, Inc. et al, GAMCO Asset Management Inc. (“GAMCO”), Gabelli Funds LLC (“Gabelli Funds”), Gabelli Foundation, Inc. (“Gabelli Foundation”), MJG Associates, Inc. (“MJG”), Teton Advisors, Inc. (“Teton”), GGCP, Inc., Associated Capital Group, Inc. (“AC”) and Mario J. Gabelli (“Mario Gabelli”). GAMCO reports sole voting power with respect to 2,428,347 shares and sole dispositive power over 2,503,547 shares. Gabelli Funds reports sole voting power with respect to 494,100 shares and sole dispositive power over 494,100 shares. Gabelli Foundation reports sole voting power with respect to 113,000 shares and sole dispositive power over 113,000 shares. MJG reports sole voting power with respect to 32,400 shares and sole dispositive power over 32,400 shares. Teton reports sole voting power with respect to 52,000 shares and sole dispositive power over 52,000 shares. Mario Gabelli reports sole voting power with respect to 800 shares and sole dispositive power over 800 shares. The address of GAMCO and Gabelli Funds is One Corporate Center, Rye, NY 10580. The address of Gabelli Foundation is 165 West Liberty Street, Reno, NV 89501. The address of MJG and AC is 191 Mason Street, Greenwich, CT 06830 and the address of Teton is 189 Mason Street, Greenwich, CT 06830.

(4)

Includes 86,536 shares of Common Stock held in trusts for the benefit of Mr. Solomon’s children for which Mr. Solomon is the trustee. Mr. Solomon disclaims beneficial ownership of all such shares held in trusts. Also includes 1,000 shares owned by Mr. Solomon’s wife. Also includes 1,204,908 shares of Common Stock converted from Class C Preferred Stock as of June 18, 2026 held by Mr. Solomon and trusts for the benefit of Mr. Solomon’s children for which Mr. Solomon is the trustee.

(5)

Includes 3,749 shares of restricted stock granted on August 15, 2023, 4,937 shares of restricted stock granted on August 13, 2024, and 8,306 shares of restricted stock granted on August 12, 2025. These vest over three years and the shares have voting rights. Mr. Okray’s restricted stock grants began on August 13, 2024, the date of the first annual meeting of shareholders after he was added to the Board in February 2024.

(6)	Includes presently exercisable options to purchase 56,911 shares of common stock.

(7)	Includes presently exercisable options to purchase 44,090 shares of common stock.

(8)	Includes presently exercisable options to purchase 17,869 shares of common stock.

(9)	Includes presently exercisable options to purchase 18,621 shares of common stock.

(10)

Exclusive of shares as to which beneficial ownership has been disclaimed, executive officers and directors of the Company, as a group, owned beneficially approximately 3.6% of Common Stock deemed outstanding on June 22, 2026.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors and executive officers and those who beneficially own more than ten percent of our common stock to file initial reports of ownership and reports of changes in ownership of our common stock with the SEC. You can view these reports on the SEC’s website at www.sec.gov.

To our knowledge, based solely on a review of these reports and representations that no other reports were required during the year ended March 28, 2026, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with, except that Brian D’Ambrosia filed one late Form 4 reporting 12 transactions, Cindy Donovan filed one late Form 4 reporting 9 transactions, Nicholas Hawryschuk filed one late Form 4 reporting 11 transactions, Maureen Mulholland filed one late Form 4 reporting 16 transactions, and Kathryn Chang filed one late Form 3.

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PROPOSAL NO. 3 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

While shareholder ratification of the Company’s independent public accountants is not required by our Certificate of Incorporation, bylaws or otherwise, the Audit Committee and management believe that it is desirable and a matter of good corporate practice for shareholders to ratify the Company’s selection of the independent public accountants. Therefore, the Audit Committee is requesting that shareholders approve the proposal to ratify the re-appointment of PricewaterhouseCoopers LLP (“PWC”) as the independent registered public accounting firm for the Company for the fiscal year ending March 27, 2027.

The Audit Committee values the input of our shareholders. In the event that shareholders do not approve this proposal, the Audit Committee will consider that fact when it selects the independent public accountants for the following year. The Audit Committee may, in its discretion, replace PWC as the independent registered public accounting firm at a later date without shareholder approval.

We have engaged PWC as our independent public accountants since at least 1984. A representative of PWC will attend the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if he or she desires to do so.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” RATIFYING THE APPOINTMENT OF PWC TO SERVE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING MARCH 27, 2027.

Matters Relating to the Independent Registered Public Accounting Firm

Pre-Approval Policy

In addition to retaining PWC to audit our consolidated financial statements for Fiscal 2026, the Company retained PWC and other consulting firms to provide advisory, auditing, and consulting services in Fiscal 2026. The Company understands the need for PWC to maintain objectivity and independence in its audit of its financial statements. To minimize relationships that could appear to impair the objectivity of PWC, the Audit Committee has restricted the non-audit services that PWC may provide primarily to tax services and merger and acquisition due diligence services. The Audit Committee also determined that the Company would obtain non-audit services from PWC only when the services offered by PWC are at least as effective or economical as services available from other service providers.

The Audit Committee has also adopted policies and procedures for pre-approving all non-audit work performed by PWC. Specifically, the Audit Committee has pre-approved the use of PWC for the following categories of non-audit services: merger and acquisition due diligence and audit services; tax services; internal control reviews; and reviews and procedures that the Company requests PWC to undertake to provide assurances on matters not required by laws or regulations. In each case, the Audit Committee requires management to report the specific engagements to the Audit Committee on a regular basis, and also obtain specific pre-approval on any engagement over $50,000.

Fees

Aggregate fees billed to the Company for services rendered by PWC for Fiscal 2026 and Fiscal 2025 were:

	2026	2025

Audit Fees(1)	$1,273,660	$984,480

Audit-Related Fees(2)	100,000	200,000

Tax Fees(3)	—	—

All Other Fees(4)	—	—

Total Fees	$1,373,660	$1,184,480

(1)

“Audit Fees” are fees for professional services for the audit of the Company’s consolidated financial statements included in our Annual Report on Form 10-K and the review of financial statements included in the Company’s Quarterly Reports on Form 10-Q, for the Sarbanes-Oxley Section 404 internal control audit or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.

54

(2)	“Audit-Related Fees” are fees related to assurance and related services that are traditionally performed by an external auditor.

(3)	“Tax Fees” are fees related to tax advice and tax planning.

(4)	“All Other Fees” are fees billed for any services not included in the first three categories, including services such as merger and acquisition due diligence.

Other than the fees reported above, PWC did not bill the Company for other services rendered during Fiscal 2026 and Fiscal 2025. The Audit Committee has considered whether the non-audit services provided by PWC are compatible with PWC maintaining its independence and has determined that they are compatible.

Audit Committee Report

Management is responsible for the Company’s internal controls and the financial reporting process. Our external auditors are responsible for performing an independent audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with standards of the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee’s responsibility is to oversee the Company’s financial accounting and reporting processes, internal controls and the audit of the Company’s financial statements.

In this context, the Audit Committee has met and held discussions with management and the external auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the external auditors. The Audit Committee discussed with the external auditors matters required to be discussed by PCAOB Auditing Standard No. 1301 (Communications with Audit Committees), as amended.

The Company’s external auditors also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding the external auditor’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the external auditors that firm’s independence.

Based on the Audit Committee’s discussion with management and the external auditors and the Audit Committee’s review of the representation of management and the report of the external auditors to the Audit Committee, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended March 28, 2026, for filing with the SEC. The Audit Committee has also approved, subject to shareholder ratification, the re-appointment of PWC as the Company’s external auditors for the year ending March 27, 2027.

Audit Committee

Stephen C. McCluski, Chairman

Lindsay N. Hyde

Hope B. Woodhouse

55

OTHER IMPORTANT INFORMATION

Shareholder Proposals for the 2027 Annual Meeting

Any shareholder who intends to present a proposal at our 2027 Annual Meeting must deliver notice of the proposal to the Secretary of the Company at this address:

Monro, Inc.

295 Woodcliff Drive

Suite 202

Fairport, New York 14450

We must receive any shareholder proposals by the dates below for those proposals to be considered timely:

•	March 4, 2027 if the proposal is submitted for inclusion in the Company’s proxy materials for the 2026 Annual Meeting pursuant to Exchange Act Rule 14a-8; or

•

No earlier than February 11, 2027 and no later than April 12, 2027 assuming that the 2027 annual meeting of shareholders is held on August 10, 2027, if the proposal is submitted according to the requirements in our Certificate of Incorporation.

If less than 50 days’ notice or prior public disclosure is given of the date the 2027 Annual Meeting, shareholders may submit proposals so that they are received by the Company by the close of business on the tenth day following the notice of the date of the 2027 Annual Meeting. Shareholders may nominate candidates for our Board of Directors by the same deadlines as proposals for business to come before the 2027 Annual Meeting. For shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees, see the “Corporate Governance Practices and Policies — Nominating Process” section above.

Each notice of business or nomination must set forth the information required by the Certificate of Incorporation. Submitting a notice does not ensure that the proposal will be raised at our annual meeting of shareholders. The chair of the meeting has discretion to determine whether the notice of business or nomination was made according to the procedures provided in our Certificate of Incorporation and may determine to disregard the proposal or nominee. You may obtain additional information and a copy of the Certificate of Incorporation by submitting a written request to the Secretary of the Company at the address above.

Notice Regarding Delivery of Shareholder Documents

The SEC permits us to send a single set of annual disclosure documents to shareholders who share an address, unless you have instructed us otherwise. This “householding” process reduces the volume of duplicate information you receive and reduces our printing and mailing expenses. If you share an address with another shareholder and have received only one set of proxy materials, but you would prefer to continue receiving a separate set of proxy materials, you may request a separate copy of these materials at no cost to you by writing to the Secretary of the Company at 295 Woodcliff Drive, Suite 202, Fairport, New York 14450, or by calling 800-876-6676. Alternatively, if you are currently receiving multiple copies of the proxy materials at the same address and wish to receive a single copy in the future, you may contact us by calling or writing to us at the telephone number or address given above.

If you are a beneficial owner (i.e., your shares are held in the name of a bank, broker or other holder of record), the bank, broker or other holder of record may deliver only one copy of the proxy materials to shareholders who have the same address unless the bank, broker or other holder of record has received contrary instructions from one or more of the shareholders. If you wish to receive a separate copy of the proxy materials, now or in the future, you may contact us at the address or telephone number above and we will promptly deliver a separate copy. Beneficial owners sharing an address who are currently receiving multiple copies of the proxy materials and wish to receive a single copy in the future should contact their bank, broker or other holder of record to request that only a single copy be delivered to all shareholders at the shared address in the future.

56

Notice Pursuant to Section 726(d) of the New York Business Corporation Law

As of August 1, 2025, the Company renewed its directors’ and officers’ primary and excess management and professional liability insurance through July 31, 2026 at a total annual cost of $442,582 in premiums. The primary policy is carried with Twin City Fire Insurance Company, a subsidiary of The Hartford Insurance Company. The first excess policy layer is carried with Travelers Insurance Company. The second excess policy layer is carried with Arch Insurance Company. The third excess policy layer is carried with Ace American Insurance Company, a subsidiary of Chubb. The policies cover all of the Company’s directors and executive officers.

Additional Information

Upon written request by any shareholder, we will furnish a copy of our Annual Report on Form 10-K for the fiscal year ended March 28, 2026, without charge, except that copies of any exhibit to that report will be furnished once the requesting shareholder has paid the Company’s reasonable expenses in furnishing the exhibit. Please direct any written requests to our principal executive offices at:

Monro, Inc.

295 Woodcliff Drive

Suite 202

Fairport, New York 14450

Attention: Secretary

Shareholders may also view our Annual Report on Form 10-K in the Investor Information subsection of the Corporate section of our website: https://corporate.monro.com/investors/financials/annual-reports/default.aspx.

By Order of the Board of Directors

/s/ Maureen E. Mulholland
Maureen E. Mulholland
Executive Vice President — Chief Legal Officer and Secretary

Fairport, New York

July 2, 2026

57

Exhibit A

NON-GAAP FINANCIAL MEASURES

In addition to reporting operating income, which is a GAAP measure, this proxy statement includes adjusted operating income and adjusted EBITDA, which are non-GAAP financial measures. We have included a reconciliation to adjusted operating income and adjusted EBITDA from our most directly comparable GAAP measure below. We view these non-GAAP financial measures as indicators to better assess comparability between periods because management believes these non-GAAP financial measures reflect our core business operations while excluding certain items that are not part of our core operations, such as consulting costs related to the Company’s Operational Improvement Plan, transition costs related to back-office optimization, costs related to shareholder matters, management restructuring/transition costs, store impairment charges, litigation reserve costs, gain on sale of corporate headquarters net of closing and relocation costs, and net of gains (losses) on sales of closed stores, lease assignments and early lease terminations.

These non-GAAP financial measures are not intended to represent, and should not be considered more meaningful than, or as an alternative to, their most directly comparable GAAP measure. These non-GAAP financial measures may be different from similarly titled non-GAAP financial measures used by other companies.

Reconciliation of Adjusted Operating Income and Adjusted EBITDA (thousands)	2026	2025

Operating income	$20,029	$12,565

Consulting costs related to the Operational Improvement Plan	20,302	—

Transition costs related to back-office optimization	2,185	2,263

Store impairment charges	274	24,355

Costs related to shareholder matters	274	—

Management restructuring/transition costs(a)	—	1,778

Litigation reserve	—	650

Net gain on sale of corporate headquarters(b)	—	(2,508)

Store closing costs, net(c)	(7,290)	1,203

Adjusted operating income	35,774	40,306

Other income, net	304	446

Depreciation and amortization expenses	61,674	69,372

Adjusted EBITDA	$97,752	$110,124

(a)	Costs incurred in connection with restructuring and elimination of certain management positions.

(b)	Gain on sale of the corporate headquarters building net of associated closing and relocation costs.

(c)

Amounts in fiscal 2026 include the closing costs and asset write-offs related to the closure of 145 underperforming stores, in accordance with the Store Closure Plan, net of related gains on the sale of owned locations, lease assignments and early lease terminations.

A-1

MONRO, INC. ATTN: BRIAN D’AMBROSIA 295 WOODCLIFF DRIVE, SUITE 202 FAIRPORT, NY 14450

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on August 10, 2026 for shares held directly and by 11:59 p.m. Eastern Time on August 6, 2026 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/MNRO2026

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on August 10, 2026 for shares held directly and by 11:59 p.m. Eastern Time on August 6, 2026 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	T01807-P54078	KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MONRO, INC.			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR all of the nominees for directors.
1.	Elect eight directors to the Board of Directors to serve until their successors are duly elected and qualified at the 2027 annual meeting of shareholders; Nominees:		☐	☐	☐

	01) Peter D. Fitzsimmons	05) Robert E. Mellor

	02) Lindsay N. Hyde	06) Thomas B. Okray

	03) Leah C. Johnson	07) Peter J. Solomon

	04) Stephen C. McCluski	08) Hope B. Woodhouse
The Board of Directors recommends you vote FOR the following proposal:							For	Against	Abstain

2.	Approve, on a non-binding, advisory basis, the compensation paid to the Company’s named executive officers;						☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:							For	Against	Abstain

3.	Ratify the re-appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending March 27, 2027; and						☐	☐	☐

4.	Consider such other business as may properly be brought before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners) Date

ANNUAL MEETING OF SHAREHOLDERS OF

MONRO, INC.

August 11, 2026

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

SHAREHOLDER MEETING TO BE HELD ON AUGUST 11, 2026:

The Notice, Proxy Statement and the 2026 Annual Report are available at www.proxyvote.com.

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T01808-P54078

MONRO, INC.

Annual Meeting of Shareholders

August 11, 2026 10:00 AM, Eastern Time

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Maureen E. Mulholland and Brian J. D’Ambrosia, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of MONRO, INC. that the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held solely by means of electronic communication at 10:00 AM, Eastern Time on August 11, 2026, via the virtual meeting at www.virtualshareholdermeeting.com/MNRO2026, and at any adjournment or postponement thereof, on the matters specified and on any other matters that may be properly brought before the meeting or any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

(Continued and to be signed on reverse side)